ASSET PURCHASE AGREEMENT


                        ---------------------------------


                                     Between

                           BMCA KEY ACQUISITION CORP.

                                       and

                               LESLIE-LOCKE, INC.


                        ---------------------------------

                               Dated May 26, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - DEFINITIONS
      1.1   Certain Defined Terms...........................................   1

ARTICLE II - PURCHASE AND SALE OF ASSETS
      2.1   Purchased Assets................................................  12
      2.2   Excluded Assets.................................................  14
      2.3   Title Transfer..................................................  15
      2.4   Consent of Third Parties........................................  15

ARTICLE III - ASSUMED LIABILITIES AND EXCLUDED LIABILITIES
      3.1   Assumption of Liabilities.......................................  16
      3.2   Excluded Liabilities............................................  16
      3.3   ................................................................  18

ARTICLE IV - PURCHASE PRICE, CLOSING AND POST-CLOSING ADJUSTMENT
      4.1   Purchase Price..................................................  18
      4.2   Post-Closing Adjustment of Purchase Price.......................  20
      4.3   Allocation......................................................  22
      4.4   Closing Date....................................................  22

ARTICLE V - REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER
      5.1   Authorization...................................................  22
      5.2   Corporate Status................................................  23
      5.3   Records.........................................................  23
      5.4   No Conflicts....................................................  23
      5.5   Consents........................................................  24
      5.6   Financial Statements............................................  24
      5.7   Parent SEC Reports and Financial Statements.....................  25
      5.8   Absence of Undisclosed Liabilities..............................  25
      5.9   Absence of Changes or Events....................................  25
      5.10  Tax Matters.....................................................  27
      5.11  Purchased Assets................................................  28
      5.12  Real Property...................................................  28
      5.13  Accounts Receivable.............................................  30
      5.14  Inventories.....................................................  30
      5.15  Machinery and Equipment.........................................  30
      5.16  Contracts.......................................................  31
      5.17  Litigation......................................................  33
      5.18  Compliance with Laws............................................  33
      5.19  Licenses; Permits...............................................  33
      5.20  Employees and Labor Relations...................................  34
      5.21  Employee Benefit Plans; ERISA...................................  35
      5.22  Environmental Matters...........................................  38
      5.23  Intellectual Property...........................................  40
      5.24  Insurance.......................................................  41
      5.25  Products........................................................  42
      5.26  Product Warranties..............................................  42

      5.27  Customers and Suppliers, Etc....................................  42
      5.28  Affiliated Transactions.........................................  43
      5.29  Corrupt Acts....................................................  43
      5.30  No Brokers......................................................  43

ARTICLE VI - REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER
      6.1   Corporate Status; Authorization.................................  44
      6.2   ................................................................  44
      6.3   No Conflicts....................................................  44
      6.4   Litigation......................................................  45
      6.5   No Brokers......................................................  45
      6.6   Financing.......................................................  45
      6.7   Buyer SEC Reports...............................................  45
      6.8   Buyer's Capitalization..........................................  45

ARTICLE VII - COVENANTS
      7.1   Covenants of Seller.............................................  45
            7.1.1   Conduct of Business.....................................  45
            7.1.2   Access..................................................  47
            7.1.3   Insurance...............................................  48
            7.1.4   Supplemental Disclosure.................................  48
            7.1.5   Compliance..............................................  49
            7.1.6   Non-Solicitation........................................  49
            7.1.7   Further Actions.........................................  49
            7.1.8   Interim Financial Statements............................  50
            7.1.9   Public Announcements....................................  50
            7.1.10  Post-Closing Activities of Seller.......................  50
            7.1.11  Further Assurances......................................  51
            7.1.12  SERP Obligations........................................  51
            7.1.13  Investment Company Act Compliance.......................  51
      7.2   Covenants of Buyer..............................................  52
            7.2.1   Public Announcements....................................  52
            7.2.2   Further Actions.........................................  52
            7.2.3   Litigation and Other Support; Access;
                    Required Capitalization.................................  53
            7.2.4   ........................................................  54
            7.2.5   ........................................................  54
            7.2.6   Further Assurances......................................  54

ARTICLE VIII - EMPLOYEES
      8.1   Employees.......................................................  55

ARTICLE IX - INDEMNIFICATION
      9.1   Indemnification by Seller.......................................  57
      9.2   Indemnification by Buyer........................................  58
      9.3   Third-Party Claims..............................................  59
      9.4   Limitations on Indemnification..................................  60
      9.5   Survival........................................................  62
      9.6   Suspension of Indemnification...................................  62

ARTICLE X - CONDITIONS TO CONSUMMATION OF TRANSACTION
      10.1  Conditions to Obligations of Buyer..............................  62

            10.1.1  Representations and Warranties,
                    Covenants ..............................................  63
            10.1.2  Title Insurance.........................................  63
            10.1.3  Consents and Approvals..................................  63
            10.1.4  Seller's Documents......................................  64
            10.1.5  No Adverse Proceedings..................................  65
            10.1.6  Intentionally Omitted...................................  65
            10.1.7  HSR Act.................................................  65
            10.1.8  Records.................................................  65
            10.1.9  Closing Statements......................................  65
            10.1.10 FIRPTA Certification....................................  65
            10.1.11 Employment Agreement....................................  65
            10.1.12 Parent Agreements.......................................  65
            10.1.13 Other Documentation.....................................  65
      10.2  Conditions to Obligations of Seller.............................  66
            10.2.1  Representations and Warranties;
                    Covenants...............................................  66
            10.2.2  Payment of Purchase Price...............................  66
            10.2.3  Buyer's Documents.......................................  66
            10.2.4  No Adverse Proceedings..................................  67
            10.2.5  Intentionally Omitted...................................  67
            10.2.6  HSR Act.................................................  67
            10.2.7  Other Documentation.....................................  67

ARTICLE XI - TERMINATION
      11.1  Termination.....................................................  67
      11.2  Effect of Termination...........................................  68

ARTICLE XII - NON-COMPETITION
      12.   ................................................................  68

ARTICLE XIII - ADDITIONAL COVENANTS
      13.1  Bulk Sales Laws.................................................  69
      13.2  Certain Tax and Regulatory Matters..............................  70
      13.3  Confidentiality.................................................  70
      13.4  Fees and Expenses...............................................  71
      13.5  Storage.........................................................  71
      13.6  Break-up Fee....................................................  71
      13.7  Disclosure and Schedules........................................  72

ARTICLE XIV - MISCELLANEOUS
      14.1  Notices.........................................................  72
      14.2  Successors and Assigns..........................................  73
      14.3  No Third Party Beneficiaries....................................  73
      14.4  Governing Law...................................................  73
      14.5  Consent to Jurisdiction.........................................  73
      14.6  Entire Agreement................................................  73
      14.7  Severability....................................................  73
      14.8  Counterparts....................................................  74
      14.9  Headings........................................................  74

                            ASSET PURCHASE AGREEMENT

            AGREEMENT made this 26th day of May, 1998, by and between BMCA KEY ACQUISITION CORP., a Delaware corporation ("Buyer") and Leslie-Locke, Inc., a Delaware corporation ("Seller").

                                   WITNESSETH:

            WHEREAS, Buyer desires to purchase from Seller the Purchased Assets (as such term is defined herein) and has agreed to assume the Assumed Liabilities (as such term is defined herein) and Seller desires to sell the Purchased Assets and to transfer the Assumed Liabilities to Buyer for the consideration and upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of the Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Accountants" shall have the meaning ascribed to such term in
Section 4.2(c).

            "Accounts Receivable" shall have the meaning ascribed to such term in Section 2.1(d).

            "Acquisition Documents" shall mean this Agreement, the Escrow Agreements, the Deeds, the Bills of Sale and the Parent Agreements.

            "Acquisition Transaction" shall have the meaning ascribed to such term in Section 7.1.6.

            "Adjusted Working Capital" shall mean, at any date of determination, the excess of (i) the total amount of Purchased Assets which may properly be classified as current assets in accordance with GAAP (other than receivables related to insurance claims for damaged or destroyed non-current assets unless Seller has replaced or repaired such non-current assets consistent with Seller's past practices), applied on a basis consistent with the procedures and methods employed in preparing the Consolidated Financial Statements over (ii) the total amount of Assumed Liabilities which may properly be classified as current liabilities in accordance with GAAP, applied on a basis consistent with Seller's past practices and the procedures and methods employed in preparing the Consolidated Financial Statements (including all accruals made or required to be made in the ordinary course of business and in accordance with GAAP consistent with past practice in respect of customer rebate programs).

            "Affiliate" of a Person, means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Without limiting the generality of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of another person shall be deemed to control that Person. With respect to Seller, the term "Affiliate" (i) shall include, without limitation, any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA, (ii) unless otherwise expressly provided in this Agreement, shall not include Drew Industries Incorporated, a Delaware corporation, or its officers and directors in their capacities as such (the "Non-Affiliates"), and (iii) shall not include non-management employees of Seller who individually own beneficially less than 10% of the outstanding shares of Parent.

            "Antitrust Division" shall have the meaning ascribed to such term in
Section 7.1.7(c).

            "Assumed Liabilities" shall have the meaning ascribed to such term in Section 3.1.

            "Balance Sheet Date" shall mean December 31, 1997.

            "Base Amount" shall have the meaning ascribed to such term in
Section 4.1(a).

            "Benefit Arrangements" shall mean any life and health insurance, hospitalization, savings, bonus, deferred compensation, stock option plan, stock incentive plan, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, contracts, collective bargaining agreements, individual employment, consulting or severance contracts and other policies or practices of Seller providing employee or executive compensation or benefits to employees or former employees of Seller, other than Employee Benefit Plans.

            "Bills of Sale" shall mean the Bill of Sale and Assignment, dated as of the Closing Date, relating to the transfer of the Purchased Assets (other than the Owned Real Property) from Seller to Buyer, in the form attached hereto as Exhibit A.

            "Business" shall mean the business heretofore conducted by Seller using the Purchased Assets, but not including the Excluded Assets, and relating generally to the manufacture and sale of (i) security products, (ii) "specialty products" including flexible duct, metal duct and accessories used in ductable products, ornamental iron railings and porch columns, and door louvres and vision-lites and (iii) ventilation products.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

            "Buyer" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

            "Buyer Related Parties" shall have the meaning ascribed to such term in Section 9.1.

            "Cash Purchase Price" shall have the meaning ascribed to such term in Section 4.1(a).

            "Claim of Environmental Liability" shall mean any actual or threatened claims, liabilities, obligations, charges, losses, lost profits, business interruption costs, fines, judgments, costs, penalties, expenses (including reasonable attorneys' fees), settlements or damages, relating to, resulting from or arising from, directly or indirectly, in whole or in part, (i) any suit, action, administrative proceeding, notice, investigation or demand asserted or threatened by any Person, including any Governmental Authority, arising under or relating, directly or indirectly, to any Environmental Law,
(ii) requirements imposed by any Governmental Authority under any Environmental Law, including costs of remediation or restoration or costs incurred in complying with Environmental Laws, (iii) the presence, Release or threat of Release into the Environment of any Hazardous Substances, or (iv) personal injury, bodily injury or property damage arising out of or allegedly arising out of the presence, Release or threat of Release of Hazardous Substances, if, and to the extent that, such actual or threatened claims, liabilities, obligations, charges, losses, lost profits, business interruption costs, fines, judgments, costs, penalties, expenses or damages relate to a site currently owned, occupied, operated, utilized or leased by Seller or its Affiliates (including the Non-Affiliates for purposes of this provision), to which any Hazardous Substance was transported or released by or on behalf of Seller, whether or not arising or becoming known before or after the Closing.

            "Claims or Other Commitments" shall mean any lien, mortgage, encumbrance, security interest, claim, license, easement, right of way, use restriction, or other restriction on any of the Purchased Assets.

            "Closing" shall have the meaning ascribed to such term in Section
4.4.

            "Closing Date" shall have the meaning ascribed to such term in
Section 4.4.

            "Closing Date Adjusted Working Capital" shall have the meaning ascribed to such term in Section 4.2(a).

            "Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 4.2(a).

            "Closing Date IRB Obligations" shall mean the sum, as of the Closing Date, of (i) the aggregate outstanding principal amount of the IRBs, (ii) the aggregate amount of accrued and unpaid interest on the IRBs and all other obligations due and owing with respect to the IRBs (including, without limitation, prepayment penalties and other amounts due and owing as a result of any repayment of the IRBs pursuant to Section 4.1(b)(v)), and (iii) the aggregate amount of Seller's reimbursement and other obligations due and owing with respect to the IRB Letters of Credit, in each case in the amounts set forth for such obligations in the Officer's Certificate and IRB payoff letters to be delivered to Buyer pursuant to Section 10.1.9.

            "Closing Statement" shall have the meaning ascribed to such term in
Section 4.2(a).

            "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

            "Consolidated Financial Statements" shall have the meaning ascribed to such term in Section 5.6.

            "Contracts" shall have the meaning ascribed to such term in Section 5.16.

            "Deeds" shall mean the general warranty deeds, dated as of the Closing Date, relating to the transfer of the Owned Real Property from Seller to Buyer, in the form attached hereto as Exhibit B.

            "Employee Benefit Plans" shall mean each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by the party in question or in which such party participates or participated and which in any such case provide benefits to current or former employees of such party, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans and (ii) any such plans that are Pension Plans.

            "Environment" shall mean the air, water, groundwater, surface water, wetlands, land, soil, subsurface strata, sediment, wildlife, woodlands, ecosystem, flora or fauna, including, without limitation, the interior and exterior of buildings or structures, and shall also include, without limitation, any location or media included in the definition of "Environment" under any and all Environmental Laws.

            "Environmental Law" shall mean any and all statutes, regulations, ordinances, rules, orders, directives, requirements, common law claims or adjudications of any Governmental Authority, without limitation in time or scope, which regulate or govern or are related in any way to the protection of the Environment, or worker, public, consumer or human health or safety, or are related in any way to Hazardous Substances, including, without limitation, the following: the Comprehensive Environmental Response Compensation and Liability Act, as amended, 4,2 U.S.C. ss.9601 et seq. (CERCLA), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq. (RCRA), the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq. (CAA), the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. ss.11001 et seq. (EPCRKA), the Safe Drinking Water Act, as amended, 42 U.S.C. ss.300 et seq. (SDWA), the Pollution Prevention Act of 1990, as amended, 42 U.S.C. ss.13101 et seq. (PPA), the Clean Water Act, as amended, 33 U.S.C. ss.1251 et seq. (CWA), the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.136 et seq. (FIFRA), the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.

(TSCA), and OSHA and any and all state and local statutes, laws, or ordinances corresponding to the foregoing federal statutes.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agent" shall mean The Chase Manhattan Bank, in its separate capacities as escrow agent under the First Escrow Agreement and the Second Escrow Agreement.

            "Escrow Agreements" shall mean the First Escrow Agreement and the Second Escrow Agreement, both dated as of the Closing Date, among Buyer, Seller and the Escrow Agent, relating to the escrow of (i) $4,000,000 and (ii) $2,000,000 of the Cash Purchase Price pursuant to Section 4.1(b)(ii), in the forms attached hereto as Exhibit C and Exhibit D, respectively.

            "Excluded Assets" shall have the meaning ascribed to such term in
Section 2.2.

            "Excluded Liabilities" shall have the meaning ascribed to such term in Section 3.2.

            "Existing Products" shall have the meaning ascribed to such term in
Section 5.25.

            "Former Site" shall mean the sites formerly owned, occupied, operated, utilized or leased by Seller or its Affiliates (including the Non-Affiliates for purposes of this provision) but not owned, occupied, operated, utilized or leased by Seller on the date hereof.

            "Former Site Claim of Environmental Liability" shall mean, to the extent it involves a Former Site, any actual or threatened claims, liabilities, obligations, charges, losses, lost profits, business interruption costs, fines, judgments, costs, penalties, expenses (including reasonable attorneys' fees), settlements or damages, relating to, resulting from or arising from, directly or indirectly, in whole or in part, (i) any suit, action, administrative proceeding, notice, investigation or demand asserted or threatened by any Person, including any Governmental Authority, arising under or relating, directly or indirectly, to any Environmental Law, (ii) requirements imposed by any Governmental Authority under any Environmental Law, including costs of remediation or restoration or costs incurred in complying with Environmental Laws, (iii) the presence, Release or threat of Release into the Environment of any Hazardous Substances, or (iv) personal injury, bodily injury or property damage arising out of or allegedly arising out of the presence, Release or threat of Release of Hazardous Substances.

            "FTC" shall have the meaning ascribed to such term in Section 7.1.7(c).

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States.

            "Governmental Approval" shall mean any Consent of, with or to any Governmental Authority.

            "Governmental Authority" means any federal, state, regional, county, city, municipal or local government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including, without limitation, courts, public utilities and sewer authorities.

            "Hazardous Substance" shall mean and include, without limitation, any element, material, compound, mixture, chemical, substance, toxic substance, hazardous substance, toxic waste, hazardous waste, pollutant or contaminant, including, without limitation, asbestos, defined as a hazardous substance, pollutant or contaminant (or words of similar connotation, import or meaning) or otherwise regulated under or pursuant to any Environmental Law. Any material or substance containing a Hazardous Substance shall also be considered a Hazardous Substance.

            "HSR Act" shall mean the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, as amended.

            "Income Taxes" shall mean all Federal, state, local and foreign taxes, charges, levies, imports and assessments imposed solely upon the income of Seller, including all interest, penalties and additions imposed with respect to such amounts.

            "Indebtedness" of any Person shall mean all obligations of such Person (whether for principal, interest, premiums, prepayment fees, penalties or otherwise) (i) for or in respect of borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for or in respect of the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under or arising from leases which are required to be capitalized in accordance with GAAP or letters of credit, or (v) in the nature of guarantees of any of the obligations described in clauses (i) through (iv) above of any other Person.

            "Intellectual Property" shall mean (i) any and all patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto, (ii) trademarks, service marks, certification marks, trade names, brand names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof, (iii) copyrights (including software) and registrations thereof, (iv) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information, (v) mask work and other semiconductor chip rights and registrations thereof, (vi) intellectual property rights similar to any of the foregoing, (vii) computer software, and (viii) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

            "Inventory" shall have the meaning ascribed to such term in Section 2.1(c).

            "IRBs" shall mean the Industrial Development Revenue Bonds issued by The Pender County Industrial Facilities and Pollution Control Financing Authority in the initial aggregate principal amount of $7,000,000 pursuant to a Bond Purchase Agreement by and among The Pender County Industrial Facilities and Pollution Control Financing Authority, Blount Parrish & Roton, Inc. and Seller, dated June 13, 1997.

            "IRB Creditors" shall mean the issuers of the IRBs and, to the extent Seller has any outstanding reimbursement or other obligations under the IRB Letters of Credit, the Persons to whom Seller owes such obligations.

            "IRB Letters of Credit" shall mean the letters of credit issued in connection with the IRBS, and the related letter of credit reimbursement obligations.

            "Leased Real Property" shall mean all interests leased pursuant to the Leases.

            "Leases" shall mean the real property leases, subleases, licenses and occupancy agreements pursuant to which Seller is the lessee, subleases, licensee or occupant as set forth on Schedule 5.12(b).

            "Liens" shall mean any mortgage, pledge, hypothecation, claim, assessment, security interest, lease, sublease, license, lien, conditional sale contract, title retention contract, adverse claim or interest, easement, encroachment, title defect, voting trust agreement, option, charge, right of first refusal or other encumbrance or restriction of any kind, or rights of others or other contract to give any of the foregoing.

            "Machinery and Equipment" shall have the meaning ascribed to such term in Section 2.1(b).

            "Material Adverse Effect" shall mean any event, occurrence, fact, condition or effect that is materially adverse to (i) the business, operations, condition (financial or physical), properties (including the Purchased Assets), net assets or liabilities of Seller or the Business, or (ii) the transactions contemplated by this Agreement and the rights and obligations of Buyer in respect thereof.

            "Net Proceeds Escrow Agreement" shall mean the agreement, dated as of the Closing Date, among Seller, Buyer, and either The Chase Manhattan Bank, NationsBank Corporation or KeyBank, National Association (as selected by Buyer), as Agent, in the form attached hereto as Exhibit E.

            "Off-Site Claim of Environmental Liability" shall mean, as to the extent it involves an Off-Site Location, any actual or threatened claims, liabilities, obligations, charges, losses, lost profits, business interruption costs, fines, judgments, costs, penalties, expenses (including reasonable attorneys' fees), settlements or damages, relating to, resulting from or arising from, directly or indirectly, in whole or in part, (i) any suit, action, administrative proceeding, notice, investigation or demand asserted or threatened by any Person, including any Governmental Authority, arising under or relating, directly or indirectly, to any Environmental Law, (ii) requirements imposed by any Governmental Authority under any Environmental Law, including costs or remediation or restoration or costs incurred in complying with Environmental Laws, (iii) the presence, Release or threat of Release into the Environment of any Hazardous Substances, or (iv) personal injury, bodily injury or property damage arising out of or allegedly arising out of the presence, Release or threat of Release of Hazardous Substances.

            "Off-Site Location" shall mean a location other than (i) a Former Site and (ii) the locations listed on Schedule 9.

            "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended.

            "Owned Real Property" shall mean the real property owned by Seller listed on Schedule 5.12(a) together with all structures, facilities, improvements and fixtures located thereon as of the date hereof and all easements, licenses, rights and appurtenances relating to the foregoing other than owned real property, if any, included in the Excluded Assets.

            "Parent" shall mean Leslie Building Products, Inc., a Delaware corporation, the sole stockholder of Seller.

            "Parent Agreements" shall mean (i) the Parent Guaranty and (ii) the Parent Voting Agreement.

            "Parent Guaranty" means the Guaranty Agreement between Parent and Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit F.

            "Parent SEC Reports" shall have the meaning ascribed to such term in
Section 5.7.

            "Parent Voting Agreement" shall mean the Parent Voting Agreement and related irrevocable proxy, each dated the date hereof, between Parent and Buyer, in the form attached hereto as Exhibit G.

            "Pension Plan" shall mean each Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

            "Personal Property" shall mean the Purchased Assets other than the Real Property.

            "Personal Property Permitted Exceptions" shall mean (i) in respect of which reserves are recorded as a current liability on the Closing Date Balance Sheet, liens for taxes and assessments, governmental charges or levies not yet due or payable; (ii) materialmen's, mechanics', carriers', warehousemen's, landlords', workmen's, repairmen's, employees' or other like liens which are not recorded arising in the ordinary course of business, which in each case are not yet delinquent, and which individually and in the aggregate (when taken together with other Personal Property Permitted Exceptions) are not material; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws, or to secure the performance of leases, and which individually and in the aggregate (when taken together with other Personal Property Permitted Exceptions) are not material; (iv) unrecorded liens arising from equipment lessors' retention of title to equipment leased by Seller; (v) Liens (in addition to the Liens listed in clauses (i), (ii), (iii), (iv), and (vi) of this definition) the existence of which individually or in the aggregate do not have a Material Adverse Effect on the Business or the Purchased Assets or materially interfere with the use thereof as currently used by Seller; and (vi) any Liens disclosed on Schedule 5.11 hereto.

            "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, other business organization, trust, union, association or Governmental Authority or other entity.

            "Process Documentation" shall mean written records that describe the process by which Past Products and Existing Products have been, are or will be manufactured by Seller.

            "Product Claims" shall mean any and all obligations, liabilities, costs and expenses (including, without limitation, attorneys' fees) relating to, resulting from or arising from, directly or indirectly, claims or threatened claims pertaining to or in respect of any product sold or marketed at any time by, in connection with, or relating, directly or indirectly, to the Business, whether based on theories of tort, contract, strict liability, express or implied warranty or otherwise, and including, without limitation, (i) demands for refunds, returns or allowances, shipment or sale of the product or design of the product in question, and (ii) claims asserted in accordance with any warranty or guarantee which are or have been offered by Seller.

            "Pro Forma Financial Statements" shall have the meaning ascribed to such term in Section 5.6.

            "Purchase Price" shall have the meaning ascribed to such term in
Section 4.1(a).

            "Purchased Assets" shall have the meaning ascribed to such term in
Section 2.1.

            "Real Property" shall mean the Owned Real Property and the Leased Real Property.

            "Real Property Permitted Exceptions" shall mean the Liens and other items set forth on Schedule 11.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, placement, distribution, production, sale, generation, transpiration or migration into or through the Environment.

            "Seller Liabilities" shall have the meaning ascribed to such term in
Section 9.1.

            "Subsidiary" shall mean, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or persons performing similar functions) of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more intermediaries,

            "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes (including, without limitation, franchise, property, transfer, sales and use, value added, withholding, payroll and excise taxes, but excluding Income Taxes), charges, levies, imposts and assessments, including all interest, penalties and additions imposed with respect to such amounts.

            "Third-Party Claim" shall have the meaning ascribed to such term in
Section 9.3.

            "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

            2.1 Purchased Assets. Subject to and upon the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and deliver to Buyer on and as of the Closing Date, and Buyer shall purchase and acquire on and as of the Closing Date, all of the properties and assets of Seller (real, personal and mixed, tangible and intangible) of every kind, nature, character and description, absolute, contingent or otherwise, wherever located or situated, and whether or not reflected upon the books, records or financial statements of Seller, that are owned by Seller on the Closing Date, or in which Seller has any right, title or interest on the Closing Date, to the extent of such right, title and interest, other than the Excluded Assets (collectively, the "Purchased Assets"), including without limitation, the following:

            (a) all assets reflected on the Pro Forma Balance Sheet other than those disposed of since the Balance Sheet Date in accordance with Section 7.1.1;

            (b) all machinery, equipment (both fixed and mobile, including, without limitation, computer equipment), trucks and other vehicles, tools, dies, molds, spare parts, replacement parts, maintenance stores, office equipment furniture, furnishings, and fixtures (collectively, the "Machinery and Equipment");

            (c) all inventories of supplies, consigned inventory, finished goods, work in process, spare parts, stores, raw materials and goods in transit (collectively, the "Inventory");

            (d) all accounts receivable, contract rights and notes receivable held by Seller, and all notes, bonds and other evidences of indebtedness of, and rights to receive payments from, any Person held by Seller (the "Accounts Receivable");

            (e) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

            (f) all books, records, (other than records or portions thereof relating exclusively to Excluded Assets and Excluded Liabilities) manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, stationery, advertising matter, product descriptions, catalogues, price lists, correspondence, mailing lists, subscriber lists, lists of customers, purchase orders, distribution lists, credit, collection and sales records, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, Process Documentation, if any, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, technical information, research records, records of inventory, test information, market surveys, business procedures, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files (other than files or portions thereof relating exclusively to Excluded Assets and Excluded Liabilities);

            (g) all right, title and interest of Seller, as lessee or sublessee, with respect to leased personal property, to the extent the lessors thereof consent to the assignment of such leases to Buyer, and all licenses, permits, approvals and qualifications relating to any Leased Real Property issued to Seller by any Governmental Authority, except as set forth on Schedule 2.1(g) with respect to any of the foregoing that are not legally transferrable;

            (h) all Intellectual Property and all rights thereunder or in respect thereof including, without limitation, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction and all tangible embodiments thereof;

            (i) all rights (including, without limitation, any and all Intellectual Property rights) in and to (i) products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and (ii) products or other Intellectual Property rights under research or development prior to or on the Closing Date;

            (j) all of Seller's right, title and interest under all contracts, arrangements, licenses, leases and other agreements, arrangements, commitments (including, without limitation, forward orders and purchase orders) and understandings, written or oral, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise;

            (k) Owned Real Property and Leased Real Property and all legally transferrable licenses, permits, approvals and qualifications relating to any Owned Real Property and Leased Real Property issued to Seller by any Governmental Authority;

            (l) all claims under insurance policies and insurance proceeds, including, without limitation, proceeds received by Seller during the Pre-Closing Period applicable to non-current assets which have not been replaced or repaired by Seller consistent with Seller's past practices, except to the extent such claims and proceeds relate to Excluded Assets; and the cash surrender value of life insurance policies, if any, owned by Seller other than included in Excluded Assets;

            (m) except to the extent relating exclusively to Excluded Liabilities, all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller with respect to the ownership, use, function or value of any Purchased Asset, whether arising by way of counterclaim or otherwise;

            (n) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any Purchased Asset; provided, however, that to the extent any of the foregoing may be enforced only by Seller, Buyer may enforce same in the name, place and stead of Seller and Seller shall execute any lawful documents reasonably necessary to effectuate the foregoing, all of which shall be effectuated at the sole expense and liability of Buyer.

            (o) all of the goodwill relating directly or indirectly to the Purchased Assets or to the conduct of the Business; and all right, title and interest in the names "Leslie-Locke" and the names set forth on Schedule 2.1(o) and all other names relating, directly or indirectly, to the Purchased Assets or to the conduct of the Business, and any and all variants and deviations thereof; and

            (p) to the extent legally transferrable, all Governmental Approvals, including all applications therefor; and unemployment tax reserve deposits, claims for refund and credit balances of, or inuring to, the benefit of Seller under any state unemployment compensation plan or workers' compensation plan or fund.

            2.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the Purchased Assets shall not include, and Buyer shall not purchase, the following assets of Seller (collectively, the "Excluded Assets"):

            (a) cash of Seller whether or not relating to the Business (other than cash proceeds of the type referred to in Section 2.1(l));

            (b) the notes receivable and other assets set forth on Schedule 2.2(b); and

            (c) all capital stock of White Metal Rolling and Stamping Corp, and any assets relating to the business or operations of White Metal Rolling and Stamping Corp.

            2.3 Title Transfer. Title to the Purchased Assets to be sold, assigned and transferred to Buyer shall be delivered at the Closing as follows:

            (a) in the case of Owned Real Property, Seller shall deliver the Deeds to Buyer pursuant to which Buyer shall receive insurable fee simple title in the Owned Real Property, free and clear of all Liens other than Real Property Permitted Exceptions;

            (b) in the case of all other Purchased Assets, Seller shall deliver the Bills of Sale to Buyer pursuant to which Buyer shall receive title in such Purchased Assets, free and clear of all Liens other than Personal Property Permitted Exceptions; and

            (c) Assignments of Leases in the form attached hereto as Exhibit H.

            (d) Assignment of Right of First Refusal Agreement in respect of real property in Burgaw, North Carolina without recourse to Seller, in the form annexed hereto as Exhibit I.

            2.4 Consent of Third Parties. This Agreement shall not constitute an agreement to assign or transfer any interest in any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising or resulting thereunder if an assignment or transfer or an attempt to make such assignment or transfer without the consent of a third party would constitute a breach or violation thereof, and, in the case of a lease, would result in the applicability of any right of the landlord to recapture the leased premises, or affect adversely the rights of Buyer or Seller thereunder, and any transfer or assignment to Buyer by Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party (or a waiver of any such right of recapture) shall be made subject to such consent, waiver or approval being obtained. In the event any such consent, waiver or approval is not obtained on or prior to the

Closing Date, Seller shall continue to use all reasonable efforts to obtain any such approval, waiver or consent for a reasonable time after the Closing Date until such consent or approval has been obtained, and Seller will cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Seller, in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller, as agent, if reasonably and economically feasible; provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent, waiver or approval had been obtained. Seller shall pay and discharge, and shall indemnify and hold Buyer harmless from and against, all reasonable out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date.

                                   ARTICLE III

                  ASSUMED LIABILITIES AND EXCLUDED LIABILITIES

            3.1 Assumption of Liabilities. Subject to and upon the terms and conditions set forth in this Agreement, and simultaneously with the sale, assignment and transfer to Buyer of the Purchased Assets, Buyer shall assume, and agrees to pay, perform and discharge pursuant to the terms thereof all liabilities, obligations, and commitments of Seller incurred in the ordinary course of business of Seller relating to the Business and the Purchased Assets including, but not limited to, the liabilities, obligations, and commitments of Seller more particularly set forth in Schedule 3.1, except to the extent that any such liability, obligation or commitment expressly constitutes an Excluded Liability (the "Assumed Liabilities").

            3.2 Excluded Liabilities. Buyer shall not assume any of the following liabilities, obligations, or commitments of Seller whether or not relating to the Purchased Assets or the Business (collectively, the "Excluded Liabilities").

            (a) any liability or obligation with respect to Indebtedness (other than the IRBs and the IRB Letters of Credit) and any liability or obligation relating to, resulting from or arising from, directly or indirectly, Indebtedness (other than the IRBs and the IRB Letters of Credit);

            (b) any liability or obligation relating to, resulting from or arising from, directly or indirectly, the Excluded Assets;

            (c) any liability, obligation or agreement with respect to Income Taxes (including, without limitation, any such liability or obligation arising under any tax sharing agreement to which Seller is a party);

            (d) any liability or obligation, including, without limitation, legal, accounting and finders' or brokers' fees, incurred in connection with (i) the negotiation, preparation, execution or performance of this Agreement, the other Acquisition Documents and all other agreements and documents to be executed in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby, or (ii) any efforts to sell a substantial portion of the assets or securities of Seller or the Business to, or otherwise engage in any business combination or sale of a substantial portion of the assets of Seller or the Business with, a third party;

            (e) any Former Site Claim of Environmental Liability;

            (f) unless incurred in the ordinary course of business, any liability or obligation, accrued, contingent or otherwise, known or unknown, of any kind which, if known as of the Closing Date, would have been required to be recorded on the Closing Date Balance Sheet in accordance with Section 4.4, which is not recorded thereon;

            (g) any liability or obligation (including, without limitation, the obligation to pay or satisfy any deductible under directors' and officers' liability insurance) relating to, resulting from or arising from, directly or indirectly, (i) any claim or action by any shareholder of Seller or an Affiliate (including the Non-Affiliates for purposes of this provision) of Seller challenging this Agreement, the other Acquisition Documents or the other transactions contemplated hereby, the terms or fairness of this Agreement or such other agreements or transactions or any prior, pending or future transactions or matters involving Seller or the shareholders of Seller or an Affiliate (including the Non-Affiliates for purposes of this provision) of Seller, (ii) any shareholder action by a shareholder of Parent, derivative or otherwise, or other claim or action, in each case whether instituted prior to or after the date of this Agreement or the Closing Date alleging failure to obtain approval of the shareholders of Parent for consummations of the transactions contemplated by this Agreement or the other Acquisition Documents;

            (h) any liability or obligation of Seller to any of its Affiliates (including the Non- Affiliates for purposes of this provision) for compensation, benefits or otherwise, other than as set forth on Schedule 3.2(h);

            (i) the items listed on Schedule 3.2(i);

            (j) any liability or obligation the existence of which constitutes a breach of the representations and warranties made by Seller in the first sentence of Section 5.11 and in the last sentence of 5.12(a);

            (k) any other liability or obligation, known or unknown, accrued, contingent or otherwise which does not relate primarily to the Business or the Purchased Assets but only to the extent that it does not relate to the Business or the Purchased Assets;

            (l) any Off-Site Claim of Environmental Liability; and

            (m) any liabilities or obligations arising prior to the third anniversary of the Closing Date which would be covered by the employee practices insurance policy referred to in Section 7.1.3(b), regardless of whether Seller actually procures or maintains such policy.

            3.3 A liability, obligation or commitment of Seller not listed in
Schedule 3.1 shall not be deemed, by virtue of such exclusion, not to have been incurred in the ordinary course of business, and a liability, obligation or commitment of Seller not listed in paragraphs (a) through (m) of Section 3.2 shall not be deemed, by virtue of such exclusion, to have been incurred in the ordinary course of business.

                                   ARTICLE IV

               PURCHASE PRICE, CLOSING AND POST-CLOSING ADJUSTMENT

            4.1 Purchase Price.

            (a) In consideration for the Purchased Assets to be sold and transferred to Buyer pursuant to Section 2.1, Buyer shall (i) pay to Seller the sum of (herein referred to as the "Cash Purchase Price") (A) $40,000,000, minus
(B) the Closing Date IRB Obligations, and (C) either (x) plus the excess, if any, of the Closing Date Adjusted Working Capital (as defined in Section 4.4(a)) over $5,730,000 representing the Adjusted Working Capital as of December 31, 1997 (the "Base Amount"), or (y) minus the excess, if any, of the Base Amount over the Closing Date Adjusted Working Capital, and (ii) assume the Assumed Liabilities (the Cash Purchase Price, together with the Assumed Liabilities, is herein referred to as the "Purchase Price").

            (b) Payment of the Cash Purchase Price shall be made, subject to the post closing adjustment set forth in Section 4.2, as follows:

                  (i) five days prior to the Closing Date, Seller shall deliver to Buyer (A) a schedule of the estimated pro forma working capital of Seller as of the Closing Date showing the excess (such excess is herein referred to as the "Estimated Pro Forma Working Capital") of (x) the Purchased Assets which may properly be classified as current assets in accordance with GAAP, applied on a basis consistent with the procedures and methods employed in preparing the Consolidated Financial Statements, over (y) the Assumed Liabilities which may properly be classified as current liabilities in accordance with GAAP, applied on a basis consistent with the procedures and methods employed in preparing the Consolidated Financial Statements (the Estimated Pro Forma Working Capital up to the sum of the Base Amount plus $7,500,000, as revised pursuant to Section 4.1(b)(iv) is herein referred to as the "Estimated Working Capital"), (B) a reconciliation of the Estimated Pro Forma Working Capital to the Base Amount, and (C) a schedule showing the estimated net cash flow of Seller consisting of the cash receipts and cash disbursements of Seller for the five-day period from the date of the schedule to the Closing Date (the "Pre-Closing Period") used by Seller to prepare the Estimated Pro Forma Working Capital (the estimated net cash flow reflected on said schedule is herein referred to as the "Estimated Net Cash Flow");

                  (ii) on the Closing Date, (x) $4,000,000 (the "First Escrow Fund") and (y) $2,000,000 (the "Second Escrow Fund") shall be delivered to the Escrow Agent by wire transfer of immediately available funds to the escrow accounts specified in the First Escrow Agreement and the Second Escrow Agreement, respectively, which amounts shall be held and distributed, together with interest earned thereon, by the Escrow Agent in accordance with the terms of the First Escrow Agreement and the Second Escrow Agreement, respectively;

                  (iii) the balance of the Cash Purchase Price shall be paid to Seller on the Closing Date by wire transfer of immediately available funds to the account specified by Seller in writing prior to the Closing Date, in an amount equal to (A) $40,000,000, minus (B) $4,000,000 (representing the First Escrow Fund), minus (C) $2,000,000 (representing the Second Escrow Fund), minus
(D) the Closing Date IRB Obligation, minus (E) the excess, if any, of Unfunded Pension Plan Obligations (as defined in Section 8.1(f)) over $380,000 as of the Closing Date, and (F) either (x) minus the excess, if any, of the Base Amount over the Estimated Working Capital, or (y) plus the excess, if any, of the Estimated Working Capital over the Base Amount; and

                  (iv) During the Pre-Closing Period, Seller shall monitor its actual cash receipts and cash disbursements. If, during the Pre-Closing Period, the actual net cash flow (the "Actual Net Cash Flow") differs from the Estimated Net Cash Flow by more than $100,000, Seller shall, on or prior to the Closing Date, deliver to Buyer a schedule reflecting (x) the change in the Estimated Working Capital resulting from and utilizing the amount by which the Actual Net Cash Flow differs from the Estimated Net Cash Flow and (y) a statement of Revised Estimated Working Capital, which shall be the Estimated Working Capital for purposes of Article IV. On the Closing Date, Seller shall deliver to Buyer a certificate of Seller's Chief Financial Officer to the effect that the Estimated Pro Forma Working Capital reflects, to the best knowledge of such Chief Financial Officer, reasonable best estimates of the amounts reflected thereon.

                  (v) By notice provided to Seller within ten (10) business days prior to the Closing Date, Buyer shall, at its option, either (i) agree to assume Seller's obligations under the IRBs and the IRB Letters of Credit as of the Closing Date or (ii) if such assumption is not permitted, or at Buyer's election, satisfy in full as of the Closing Date, Seller's obligations under the Closing Date IRB Obligations by transferring funds to the IRB Creditors in an amount equal to the Closing Date IRB Obligations.

            4.2 Post-Closing Adjustment of Purchase Price.

            (a) As soon as practicable, but in no event more than ninety (90) days after the Closing Date, Seller shall prepare and furnish to Buyer (i) a balance sheet of Seller as of the Closing Date prepared in accordance with GAAP, applied on a basis consistent with the procedures and methods employed in preparing the Consolidated Financial Statements (the "Closing Date Balance Sheet"), (ii) a schedule of financial position reflecting the Purchased Assets and the Assumed Liabilities (the "Purchased Balance Sheet"), (iii) a reconciliation of the Closing Date Balance Sheet to the Purchased Balance Sheet, and (iv) a statement (the "Closing Statement") setting forth the Adjusted Working Capital as of the Closing Date (the "Closing Date Adjusted Working Capital"), which statement shall be based on, and reconciled to, the Closing Date Balance Sheet. Seller shall also furnish to Buyer the opinion of KPMG Peat Marwick LLP, Seller's independent certified public accountants, that (i) the Closing Date Balance Sheet presents fairly, in all material respects, the financial position of Seller, in conformity with GAAP, (ii) the Purchased Balance Sheet presents fairly in all material respects, the net assets sold pursuant to this Agreement in conformity with GAAP, and (iii) the Closing Statement and the Closing Date Adjusted Working Capital were prepared in accordance with this Agreement. The reserve for obsolete Inventory on the Closing Date Balance Sheet will be not less than $500,000.

            (b) The Closing Date Balance Sheet, the Purchased Balance Sheet, and the Closing Statement shall be examined by a representative of Buyer to determine the accuracy thereof. Not later than thirty (30) days following receipt of the Closing Date

Balance Sheet, the Purchased Balance Sheet, and the Closing Statement or one hundred twenty (120) days from the Closing Date whichever shall occur later, such representative shall issue a report accepting the accuracy of the Closing Date Balance Sheet, the Purchased Balance Sheet, and the Closing Statement, or identifying which adjustments such representative deems are required to make the Closing Date Balance Sheet, the Purchased Balance Sheet, and the Closing Statement accurate in accordance with Section 4.2(a). Such report shall be delivered to Seller.

            (c) If the Closing Date Balance Sheet, the Purchased Balance Sheet, and the Closing Statement are deemed accurate by Buyer's representative, they shall become the final Closing Date Balance Sheet, the Purchased Balance Sheet, and the Closing Statement, and payment shall be made by Buyer or Seller, as the case may be, in accordance with Sections 4.2(d) or (e). If Buyer's representative deems that adjustments are necessary, Buyer and Seller, within fifteen (15) days after the issuance of Buyer's representatives report, shall attempt in good faith to resolve any disagreements. If any disagreement cannot be resolved within such fifteen (15) day period, such disagreement shall be referred to a single partner at an independent public accounting firm (the "Accountants") jointly designated by Buyer's and by Seller's independent public accountants for resolution in accordance with this Agreement based upon the written submissions of the parties. As soon as practicable, but in any event no later than twenty (20) days after referral of the disagreement, the Accountants shall deliver a written report to Buyer and Seller determining in detail each disputed item and setting forth a final determination of the Closing Date Adjusted Working Capital based upon its resolution of the disputed items. The fees and expenses of the Accountants in acting pursuant to this Section 4.2(c) shall be borne one-half by Buyer and one-half by Seller, unless the Accountants finds one party's position to be so unfounded as to justify a different allocation of fees and expenses of the Accountants between the parties. Any determination of the Accountants pursuant to this Section 4.4 shall be conclusive and binding upon Buyer and Seller and shall constitute an absolute resolution of any disputed item.

            (d) If the Closing Date Adjusted Working Capital is greater than the Estimated Working Capital, (A) Seller shall be paid $2,000,000 from the Second Escrow Fund, together with interest earned thereon, and (B) Buyer shall pay to Seller the amount by which the Closing Date Adjusted Working Capital exceeds the Estimated Working Capital.

            (e) If the Closing Date Adjusted Working Capital is less than the Estimated Working Capital, then:

                  (i) if the excess of the Estimated Working Capital over the Closing Date Adjusted Working Capital is less than

$2,000,000, Seller shall be paid from the Second Escrow Fund an amount equal to $2,000,000 minus the amount by which the Estimated Working Capital exceeds the Closing Date Adjusted Working Capital together with interest earned on the amount payable, and the balance, if any, of the Second Escrow Fund shall be paid to Buyer together with interest thereon, or

                  (ii) if the excess of the Estimated Working Capital over the Closing Date Working Capital is greater than $2,000,000, Seller shall pay to Buyer an amount equal to (A) the Estimated Working Capital, minus (B) the Closing Date Adjusted Working Capital, minus (C) $2,000,000, together with interest on such amount payable at the same rate applicable to the Second Escrow Fund, and the entire Second Escrow Fund shall be paid to Buyer together with interest earned thereon.

            4.3 Allocation. The parties agree that the Purchase Price will be allocated among the Purchased Assets in accordance with Schedule 4.3. Buyer and Seller agree to complete IRS Form 8594 consistent with such allocation and to furnish each other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such Form. None of Buyer, Seller or Seller's Affiliates shall file any return or take a position with any taxing authority or in connection with any tax related litigation that is inconsistent with Schedule 4.3.

            4.4 Closing Date. The closing (the "Closing") of the sale and purchase of the Purchased Assets shall take place at 10:00 A.M. local time on the 15th day of June, 1998 at the offices of Gilbert, Segall and Young LLP, 430 Park Avenue, New York, New York, or such other time and place upon which the parties may agree. The day on which the Closing actually occurs is herein sometimes referred to as the "Closing Date". The Closing shall be effective as of 12:01 A.M. on the Closing Date.

                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

            Seller represents and warrants to and agrees with Buyer as of the date hereof and as of the Closing Date as follows:

            5.1 Authorization. Seller has the corporate power and authority to execute and deliver this Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by it in connection herewith, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by it in connection herewith, the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate acts and other proceedings of Seller and Parent. This Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by Seller in connection herewith have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfers, fraudulent conveyance, conservatorship or other laws (including court decisions) affecting the enforcement of creditors' rights generally.

            5.2 Corporate Status.

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business (including the Business) and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated. Schedule 5.2(a) contains a true and complete list of all states in which Seller is duly licensed and qualified to do business and the names under which Seller conducts business.

            (b) The Certificate of Incorporation and By-Laws of Seller attached as Schedule 5.2(b) hereto, are true, correct and complete copies of such documents as amended and in effect as of the date hereof. Seller is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

            (c) Seller has no Subsidiaries and does not own any capital stock of, or other ownership interest in, any Person, except as disclosed on Schedule 5.2(c).

            5.3 Records. The books and records of Seller are substantially complete and correct in all material respects. The books of account of Seller are sufficient to prepare the Consolidated and Consolidating Financial Statements in accordance with GAAP and there have been no transactions involving Seller which properly should have been set forth therein and which have not been so set forth.

            5.4 No Conflicts. Neither the execution and delivery of this Agreement, any other Acquisition Document or any other agreement or document to be executed and delivered in connection herewith or therewith, nor the consummation of the transactions contemplated hereby or thereby will (a) violate any law, statute, regulation, rule, judgment, order, decree, stipulation, injunction, writ, charge, or other restriction of any Governmental Authority to which Seller is bound or subject or by which any of its properties or assets is subject or bound or any provision of the Certificate of Incorporation or By-Laws of Seller or (b) conflict with, result in a material breach of, constitute a material default under, result in an acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice (except such notices as have been given by Seller) under, any material contract, instrument, agreement or other arrangement to which Seller is a party or by which Seller or any of its properties or assets are bound or subject.

            5.5 Consents. Except as set forth on Schedule 5.5 and for certain filings required be made pursuant to the HSR Act, no Governmental Approval or other Consent is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement, the other Acquisition Documents and any other agreement or document executed and delivered in connection herewith or therewith or the consummation by Seller of the transactions contemplated hereby or thereby.

            5.6 Financial Statements. Schedule 5.6 includes (i) the Consolidated Balance Sheet as of December 31, 1997 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows (and related footnotes) for the year then ended of Parent (together, the "Consolidated Financial Statements"), the consolidating schedule of financial position of Parent as of December 31, 1997 ("Consolidating Balance Sheet") and the consolidating schedule of results of operations of Parent for the year then ended ("Consolidating Statement of Operations") (together, the "Consolidating Financial Statements"), audited by KPMG Peat Marwick LLP, Parent's regularly retained independent certified public accountants, and (ii) the unaudited pro forma schedule of financial position of Seller as of December 31, 1997, the unaudited pro forma schedule of results of operations of Seller for the year then ended, reflecting the Purchased Assets and Business of Seller to be sold pursuant to this Agreement, and a reconciliation of such unaudited pro forma schedule of financial position and unaudited pro forma schedule of results of operations to the Consolidating Financial Statements, (together, the "Pro Forma Financial Statements"). The Consolidated Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position of Parent and the results of its operations and changes in financial position as of the Balance Sheet Date. The financial position and results of operations of Seller, as separately reflected in the Consolidating Financial Statements, are fairly presented in all material respects. The Pro Forma Financial Statements fairly reflect in all material respects the Purchased Assets and Business of Seller to be sold pursuant to this

Agreement, subject to changes occurring in the ordinary course of business from December 31, 1997 to the Closing Date. The current assets and current liabilities reflected in the Pro Forma Financial Statements are fairly presented in all material respects. The Pro Forma Financial Statements have been prepared on a basis consistent with the procedures and methods employed in preparing the Consolidated Financial Statements. As of the Balance Sheet Date, the Adjusted Working Capital, as calculated in accordance with the definition thereof, was $5,730,000.

            5.7 Parent SEC Reports and Financial Statements. Parent has filed all reports (including without limitation proxy statements) required to be filed with the SEC since May 10, 1994 (collectively, the "SEC Reports"), and has previously furnished or made available to Buyer true and complete copies of all such SEC Reports.

            5.8 Absence of Undisclosed Liabilities. To the best knowledge of Seller, Seller does not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Business or any of the Purchased Assets or the Assumed Liabilities, except (a) to the extent disclosed or reserved against in the Consolidated Financial Statements (including the notes thereto) or (b) current liabilities to be disclosed on the Closing Date Balance Sheet, provided that such liabilities were incurred after the Balance Sheet Date consistent with the terms of this Agreement and Seller's past practices or (c) liabilities and obligations set forth on Schedule 3.1.

            5.9 Absence of Changes or Events. Except as disclosed on Schedule 5.9, since the Balance Sheet Date, there has not been any (a) a Material Adverse Effect; (b) damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; (c) statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any Governmental Authority adopted, enacted, or imposed which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect; (d) extraordinary loss or losses suffered by Seller or waiver or forgiveness by Seller of any material right or debt owed to Seller; (e) declaration or payment by Seller of any dividend or any other distribution to its shareholder whether or not upon or in respect of any shares of its capital stock; (f) redemption, issuance or acquisition by Seller of any shares of Seller's capital stock or any interest therein or sale or transfer by any Person of any such shares or interest; (g) adoption, amendment or termination of any Employee Benefit Plan, Benefit Arrangement or collective bargaining agreement of the Seller; (h) material change in compensation paid or payable by Seller to any of its officers or employees or payment by Seller of any bonus or like payment to any such officer or employee, except as set forth on Schedule 5.9(h); (i) except in the ordinary course of business consistent with past practice, none of which is, or would reasonably be likely to have, a Material Adverse Effect, incurrence or assumption by Seller of any liabilities, obligations or Indebtedness (absolute or contingent), guarantee by Seller of any liabilities, obligations or Indebtedness (absolute or contingent) of any Person or execution by Seller of any other guarantee (other than endorsements for the purpose of collection in the ordinary course of business); (j) discharge or satisfaction by Seller of any Lien or payment or cancellation by Seller of any obligation or liability (absolute or contingent), other than current liabilities shown on the Consolidated Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice in nature and amount; (k) mortgage, pledge or subject to a Lien, other than Real Property Permitted Exceptions and Personal Property Permitted Exceptions, of any property, business or assets of Seller, tangible or intangible; (l) waiver by Seller of any material claims or rights relating, directly or indirectly, to the Business; (m) entry into any agreement or arrangement by Seller with any of its Affiliates, including a shareholder or an Affiliate (including the Non-Affiliates for purpose of this provision) thereof;
(n) any change by Seller in any method of accounting or accounting practice or policy; (o) acquisition or agreement to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than Inventory in the ordinary course of business consistent with past practice) which are material, individually or in the aggregate, to the Business; (p) capital expenditure or expenditures by Seller relating, directly or indirectly, to the Business in excess of $25,000 in the aggregate; (q) sale, lease or other disposition by Seller of, or agreement by Seller to sell, lease or otherwise dispose of any of its assets or properties, except current assets in the ordinary course of business consistent with past practice and the non-current assets set forth on
Schedule 5.9(q); (r) lease or purchase of real property; (s) modification, amendment, termination or lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, the Owned Real Property or the Leased Real Property; (t) sale, assignment, transfer, purchase or license of any Intellectual Property; (u) material change in the sales programs, customer rebate programs or warranty programs of the Business;
(v) any labor union organizing, any actual or, to the best knowledge of Seller, threatened employee strikes, work stoppages, slowdowns or lockouts, or any material change in its relations with its employees or agents; (w) other transaction by Seller relating, directly or indirectly, to the Business outside of the ordinary course of business; or (x) agreement, whether in writing or otherwise, by Seller to do any of the foregoing. Except as disclosed on Schedule 5.9, since the Balance Sheet Date, Seller (i) has conducted the Business in the ordinary course and in substantially the same manner as conducted prior to such date and in a manner which would not reasonably be expected to result in a working capital position inconsistent with its working capital position as of such date and (ii) has preserved, in the ordinary course of business, Seller's relationships with customers, suppliers and others with whom Seller deals, and Seller has not taken any action that, if taken after the date hereof, would constitute a breach of the covenants set forth in Section 7.1.1.

            5.10 Tax Matters.

            (a) (i) Seller has correctly prepared and properly filed, or will correctly prepare and file, or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (ii) all Taxes due and payable prior to the Closing Date, have been timely paid in full or will be timely paid in full by Seller by the Closing Date except to the extent such amount is accrued on the Closing Date Balance Sheet, and
(iii) no Tax Liens have been filed with respect to any property, business or asset of Seller in respect of any amount claimed to be due in excess of the amount paid by Seller to remove such lien, and (iv) except as set forth on
Schedule 5.10(f) no claims are being asserted with respect to any Taxes.

            (b) Except as set forth on Schedule 5.10(b), Seller has not previously been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

            (c) (i) Neither Seller nor any of its Affiliates has made with respect to Seller any consent under Section 341 of the Code, no property of Seller is "tax exempt use property" within the meaning of Section 168(h) of the Code, and Seller is not a party to any lease made pursuant to Section 168(f)(8) of the Code.

                  (ii) Except as set forth on Schedule 5.10(f), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax returns required to be filed with respect to Seller or the Business, and Seller has not requested any extension of time within which to file any Tax return, which return has not yet been filed.

                  (iii) current and deferred Taxes, all Taxes owed but not due on or before the Closing Date and all other Tax liabilities or obligations relating to any period ending on or before the Closing Date, have been or will be accrued for in the Closing Date Balance Sheet and such accruals are sufficient for the payment of all accrued and unpaid Taxes, whenever payable, due by or assessed on Seller.

            (d) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

            (e) All Taxes required to be withheld by or on behalf of Seller in connection with amounts paid or owing to any employee, independent contractor, creditor or other party have been withheld and such withheld taxes have either been duly and timely paid to the proper Governmental Authorities or shown as payables on the Closing Date Balance Sheets.

            (f) Except as set forth in Schedule 5.10(f), there is no Tax litigation, administrative appeal, investigation or audit pending or, to the best knowledge of Seller, threatened against or relating to Seller.

            5.11 Purchased Assets. Except as set forth in Schedule 5.11, Seller is the owner of, and has valid and marketable title to, all of the Purchased Assets, free and clear of Liens, other than Real Property Permitted Exceptions and Personal Property Permitted Exceptions. The Purchased Assets (other than Machinery and Equipment, the condition of which is covered in Section 5.15), are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and, subject to repairs not in excess of $100,000 in the aggregate in respect of such Purchased Assets are in reasonably good repair and operating condition (subject to normal wear and tear) and, there are no facts or conditions in respect of the Purchased Assets which would be reasonably likely to have a Material Adverse Effect. Except as set forth in
Schedule 5.11, the Purchased Assets constitute all of the assets which are necessary to enable Buyer to conduct the Business in a manner comparable to the Business conducted by Seller prior to the Closing Date.

            5.12 Real Property.

            (a) Schedule 5.12(a) contains a complete and correct list of all Owned Real Property setting forth the address and owner of each parcel of Owned Real Property and describing all improvements thereon including, without limitation, the properties reflected as being so owned on the Balance Sheet. Seller has good, valid and insurable fee simple title to the Owned Real Property listed on Schedule 5.12(a), free and clear of all Liens, other than Real Property Permitted Exceptions.

            (b) Schedule 5.12(b) contains a complete and correct list of all Leases setting forth the address, landlord and tenant for each Lease. Seller has delivered to Buyer correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect. Neither Seller nor, to the best knowledge of Seller, any other party is in material default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach in any respect under any Lease. All rental payments required by the Leases are current. Except as set forth on Schedule 5.12(b), none of the buildings or structures are located in a flood zone; each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. Seller has good and valid title to the leasehold estate under each Lease free and clear of all Liens other than the Real Estate Permitted Exceptions and the Personal Property Permitted Exceptions. Seller enjoys peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

            (c) The Real Property constitutes all the fee and leasehold interests in real property used or held for use in connection with the Business. To the best knowledge of Seller, there are no roll back taxes or added assessments affecting the Real Property. Seller is not in default in the payment of payments in lieu of taxes pursuant to a letter agreement between Seller and the Town of Burgaw, North Carolina, dated January 23, 1995. Seller has received no notices from the City of Burgaw, North Carolina (or other Governmental Authority) with respect to the annexation of the Owned Real Property or the modification or discontinuance of utility services.

            (d) There are no eminent domain or other similar proceedings pending or, to the best knowledge of Seller, threatened affecting any material portion of the Real Property. There is no writ, injunction, decree, order or judgment outstanding (other than an item that would be omitted or insured against by Buyer's title insurer), nor any action, claim, suit or proceeding, pending or, to the best knowledge of Seller, threatened, relating to the ownership, lease, use, occupancy or operation by Seller of any Real Property.

            (e) The use and operation of the Real Property by Seller does not violate in any material respect any material instrument of record or agreement affecting the Real Property. There is no material violation by Seller of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property. No damage or destruction has occurred with respect to any of the Real Property since the Balance Sheet Date that would be reasonably likely to result in a Material Adverse Effect.

            (f) The Real Property is in material compliance with all applicable building, zoning, subdivision and other land use and similar laws affecting the Real Property (collectively, the "Real Property Laws"), and Seller has not received any notice of violation or claimed violation of any Real Property Law. No current use by Seller of the Real Property is dependent on a nonconforming use or other Governmental Approval the absence of which would be reasonably likely to have a Material Adverse Effect.

            (g) Each parcel included in the Real Property is assessed for real property tax purposes as a wholly independent tax lot, separate from adjoining land or improvements not constituting a part of that parcel.

            (h) Seller is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

            5.13 Accounts Receivable. All accounts receivable of Seller, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are not subject to any defense, counterclaim or setoff, except as may be asserted in the ordinary course of business or as set forth on Schedule 5.13. The reserve for doubtful accounts reflected on the Consolidated Financial Statements and to be reflected on the Closing Date Balance Sheet has been and will be made in accordance with GAAP, is reasonable in the context of the business and past experience of Seller and the present status of the Accounts Receivable, and has been calculated in the manner set forth on Schedule 5.13A.

            5.14 Inventories. The Inventory of Seller owned by Seller on the Closing Date, taken as a whole, has been, and will have been, acquired in the usual manner and in ordinary and customary amounts and quantities and at then prevailing market prices; the Inventory taken as a whole is merchantable and of a quality and quantity usable and saleable in the ordinary course of the Business except to the extent reserved against on the Consolidated Financial Statements and to be reserved against on the Closing Date Balance Sheet, both in accordance with GAAP, all Inventories are recorded on the books of Seller at the lower of cost or market value determined in accordance with GAAP and Seller's past practice. Schedule 5.14 lists the locations of all Inventory.

            5.15 Machinery and Equipment. Schedule 5.15 sets forth a list of each item of Machinery and Equipment to be transferred and conveyed to Buyer hereunder. Subject to repairs not in excess of $100,000 in the aggregate in respect of the Machinery and Equipment, the Machinery and Equipment currently utilized in connection with the Business is in reasonably good repair and operating condition (subject to ordinary wear and tear), and has been maintained in accordance with Seller's past practice. Except as set forth herein and in
Schedule 5.15, to the best knowledge of

Seller, there are no repairs necessary with respect thereto other than routine maintenance in the ordinary course.

            5.16 Contracts. Schedule 5.16, together with other Schedules annexed hereto or delivered to Buyer in connection with this Agreement, comprise a complete and correct description of all agreements, contracts and other instruments, and arrangements (whether written or oral) of the types described below (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is party or by which it is bound in connection with the Business or the Purchased Assets (collectively, the "Contracts"):

            (a) employment, management, service, consulting, agency, collective bargaining or other similar types of contracts or agreements and other agreements, contracts, instruments and arrangements relating to or for the benefit of current, or former (during the past two years) employees, officers, directors, agents, independent contractors or consultants and contracts or agreements with any shareholder or Affiliate of Seller;

            (b) leases or similar agreements under which (i) Seller is a lessor or sublessor of, or makes available for use by any third party, any real property or tangible personal property owned or leased by Seller and (ii) Seller is lessee of, or holds or uses, any real estate or any machinery, equipment, vehicle or other tangible personal property owned by a third party;

            (c) licenses (whether Seller is a licensor or a licensee) and other agreements relating in whole or in part to any Intellectual Property (including any license or other agreement under which Seller has the right to use any of the same owned or held by a third party);

            (d) (i) contracts for the future purchase of any type of materials, supplies or Machinery and Equipment, (ii) computer hardware and software contracts, (iii) agreements with any sales representatives, sales agents or distributor, or (iv) advertising agreements and arrangements, except for those contracts or agreements which individually do not have an aggregate future liability in excess of $25,000, or which, in the aggregate, do not have an aggregate future liability in excess of $100,000 and (v) agreements, arrangements or understandings with customers for the supply of products, except for those agreements, arrangements or understandings entered into in the ordinary course of business and which individually do not have an aggregate future liability in excess of $25,000 or which, in the aggregate, do not have an aggregate future liability in excess of $100,000;

            (e) agreements, contracts, instruments or indentures under which Seller has borrowed or loaned any money, agreed to indemnify, defend or hold harmless any third party or issued any note, bond, debenture or other evidence of Indebtedness or, directly or indirectly, guaranteed (including, without limitation, through so-called take-or-pay or keepwell agreements) Indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business) or any other note, bond, indemnity, debenture, letter of credit reimbursement obligations or other evidence of Indebtedness (collectively, "Seller Indebtedness");

            (f) agreements or contracts under which any other Person has, directly or indirectly, guaranteed Indebtedness, liabilities or obligations of Seller (other than endorsements for the purpose of collection in the ordinary course of business) or has issued letters of credit to a third party with respect to any Indebtedness, liabilities or obligations of Seller;

            (g) mortgages, pledges, security agreements, deeds of trust or other agreements granting a Lien on any property or asset of Seller (including, without limitation, Liens upon any real or personal property owned or leased by Seller or any real or personal property acquired under conditional sales, capital leases or other title retention or security devices);

            (h) any other agreement, contract, lease, license, commitment or instrument which has an aggregate future liability in excess of $25,000 or is not terminable by notice of not more than 60 days for a cost of less than $25,000;

            (i) any other contract, agreement or commitment that is material to Seller or the Business, including, without limitation, covenants not to compete, joint venture and partnership agreements, tax allocation and tax-sharing agreements and confidentiality and secrecy agreements; or

            (j) commitments to enter into any of the foregoing agreements or arrangements.

Buyer shall purchase and assume, and agrees to pay, perform and discharge pursuant to the terms thereof the Contracts listed on Schedule 5.16, except to the extent any liability or obligation pursuant to any such Contract expressly constitutes an Excluded Liability.

Except as disclosed on Schedule 5.16, each Contract is valid, binding and in full force and effect and is enforceable by Seller in accordance with its terms, except to the extent that laws and decisions may affect the enforcement of creditors' rights generally and general principles of equity. Seller and, to the best knowledge of Seller, its Affiliates have performed all material obligations required to be performed by them under the Contracts and Seller, and to the best knowledge of Seller, its Affiliates, are not (with or without the lapse of time or the giving of notice, or both) in material breach or material default under any material contract and, to the best knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. Except as disclosed on Schedule 5.16, no Consent is required under any of the Contracts in order for the Contracts to be assigned by Seller to Buyer or for Buyer to enjoy the full benefits of the Contracts upon consummation of the transactions contemplated hereby. A true and complete copy of each written Contract and a true and complete description of each oral Contract have been furnished to Buyer.

            5.17 Litigation. Schedule 5.17 sets forth a list of all material lawsuits and all material, legal, administrative, arbitration and other claims, proceedings and investigations, which, are pending or, to the best knowledge of Seller, threatened, by or against or affecting, directly or indirectly, Seller, the Business or any of the Purchased Assets, including, without limitation, any which (i) seek injunctive relief, (ii) claim any damages in excess of $5,000 individually or $50,000 in the aggregate, or (iii) relate to the transactions contemplated by this Agreement or the other Acquisition Documents. Except as disclosed on Schedule 5.17, Seller is not subject to or in default under any judgment, order or decree of any court or Governmental Authority applicable to it or any of its properties, assets, operations or business. Seller has not received any inquiry from any agency of the federal or any other Governmental Authority regarding the transactions contemplated hereby.

            5.18 Compliance with Laws. Except as set forth on Schedule 5.18, Seller is in material compliance with the terms of all laws, statutes, orders, permits, ordinances, rules or regulations (including, without limitation, Environmental Laws, other than as set forth on Schedule 5.22) of the United States, any foreign country and any state, political subdivision or any agency thereof or any Governmental Authority, and all writs, judgments, decrees, injunctions or similar orders of any Governmental Authority (in each case whether preliminary or final). Seller has received no notice of any formal or informal complaint or order filed against Seller alleging any material non-compliance by Seller with respect to any such laws, statutes, orders, permits, ordinances, rules, regulations, writs, judgments, decrees, injunctions or orders.

            5.19 Licenses; Permits. Schedule 5.19 sets forth a true and complete list of all material licenses, permits and authorizations issued or granted to Seller by local, state or federal Governmental Authorities, in respect of the Business, which licenses, permits and authorizations represent, all material licenses, permits and authorizations required in order to operate the Business as currently operated by Seller. Except as disclosed on Schedule 5.19, all such licenses, permits or authorizations of Seller are validly held by Seller, and, to the best knowledge of Seller, Seller has complied in all material respects with all requirements in connection therewith, and such licenses, permits or authorizations will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby. All licenses, permits and authorizations issued or granted by local, state or federal Governmental Authorities which are necessary for the conduct of the Business and which are held in the name of any employee, officer, director, shareholder, agent, Affiliate or other representative of Seller or any Affiliate of Seller shall be deemed included under this warranty, and Seller warrants that such licenses, permits or authorizations shall be duly and validly transferred to Buyer, to the extent legally transferrable (unless listed in Schedule 5.19), at or prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same extent as if held by Seller as of the date hereof. Schedule 5.19 sets forth a true and complete list of all
(i) material licenses, permits, approvals and qualifications relating to any Owned Real Property issued to Seller or any other Person by any Governmental Authority, (ii) tax reserves, claims for refund and credit balances under state unemployment compensation plans or workers' compensation plans or funds, that are not, to the best knowledge of Seller, legally transferrable to Buyer.

            5.20 Employees and Labor Relations.

            (a) Schedule 5.20(a) references Seller's 1997 payroll register and 1998 current weekly payroll register, previously delivered or made available to Buyer, reflecting the employees, of Seller, and a summary of (i) Seller's bonus plans, (ii) additional compensation and other benefits payable, and (iii) accruals for vacations. Schedule 5.20(a) contains a list of any handbooks furnished to employees of Seller within the last three years as well as any written or oral employment policies and job descriptions promulgated or in effect within the three-year period prior to the date hereof. True and complete copies of each such handbook, written employment policy and job description, and a complete description of each such oral employment policy and job description, have been delivered or made available to Buyer.

            (b) Except as set forth on Schedule 5.20(b), (i) neither Seller nor any of its Affiliates is a party to any collective bargaining or other agreement with labor unions, labor representatives or any other employee groups relating, directly or indirectly, to the Business; (ii) there is no labor strike, work stoppage or slowdown, picketing, boycott, lockout or other labor dispute either pending or, to the best knowledge of Seller, threatened, against Seller or affecting the Business or which would in any way interfere with or impair the operation or the conduct of the Business, and since December 31, 1995 there have not been any such actual or threatened disputes; (iii) no union organizational campaign presently exists with respect to any employees of the Business and, to the best knowledge of Seller, no question concerning representation exists respecting such employees;
(iv) Seller is in compliance in all material respects with all applicable federal, state, and local laws respecting employment, fair employment practices and fair labor standards, including, without limitation, race, age, sex, religion, color, national origin, disability and sexual orientation; Seller is in compliance in all material respects with the requirements of the National Labor Relations Act, and no unfair labor practice charges or complaints against Seller are pending, or, to the best knowledge of Seller, threatened, before the National Labor Relations Board; (v) there are no pending, or to the best knowledge of Seller, threatened grievances under any collective bargaining agreement relating, directly or indirectly, to the Business to which Seller is a party; (vi)(A) no charges with respect to or relating, directly or indirectly, to the Business are pending before the Equal Employment Opportunity Commission or any comparable state or local agency responsible for the enforcement of fair employment practices, and (B) Seller has not received notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation and no such investigation is in progress; and (vii) Seller has no written or oral agreements with any employee leasing companies or employment agencies.

            (c) There are no liabilities, known or unknown, contingent or otherwise, to any present or former employee of Seller alleging or involving wrongful discharge, discrimination, violation of the rights of disabled persons, sexual harassment, or benefits under workers' compensation insurance or law which, to the extent not covered by insurance currently in effect or as continued after the Closing Date, would exceed the accruals therefor reflected on Seller's Consolidated Financial Statements or to be reflected on the Adjusted Closing Date Balance Sheet.

            5.21 Employee Benefit Plans; ERISA.

            (a) Schedule 5.21(a) sets forth a list and brief description of all Employee Benefit Plans and Benefit Arrangements, whether written or unwritten, currently maintained by Seller or its Affiliates with respect to the Business. Seller has delivered to Buyer true and complete copies of (i) all such Employee Benefit Plans and Benefit Arrangements which are in writing, including any amendments thereto, and a complete description of any such Employee Benefit Plans and Benefit Arrangements which are not in writing, (ii) the annual report (Form 5500) and all exhibits thereto, if required under ERISA or the Code, with respect to each Employee

Benefit Plan and Benefit Arrangement for the last three years, (iii) the actuarial report if required under ERISA, with respect to each Employee Benefit Plan and Benefit Arrangement for the last three years, and (iv) all material documents and correspondence relating to each Employee Benefit Plan and Benefit Arrangement received from or provided to the Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation ("PBGC") during the past three years.

            (b) Except as set forth in Schedule 5.21(b):

                  (i) no event has occurred for which, and to the best knowledge of Seller, no condition or set of circumstances exist under which, Seller or any Pension Plan could be subject to any material liability under Section 409, 501 or 502 of ERISA or Section 4975 or 4976 of the Code;

                  (ii) each Employee Benefit Plan and Benefit Arrangement, together with any related trust, and each trustee or administrator of any Employee Benefit Plan or Benefit Arrangement, is in material compliance with, and has been operated and administered in material compliance with, the requirements prescribed by all applicable statutes, orders or governmental rules or regulations including, without limitation, ERISA and the Code and with the terms and conditions of the applicable plan;

                  (iii) each Pension Plan which is intended to be qualified under Section 401(a) of the Code is qualified under Section 401(a) of the Code and a favorable determination letter from the Internal Revenue Service with respect to each such qualification has been issued with respect thereto, copies of which have been delivered to Buyer;

                  (iv) except as set forth on Schedule 5.21(b)(iv), there are no material actions or proceedings (other than routine claims for benefits) pending or threatened, with respect to any Employee Benefit Plan or Benefit Arrangement;

                  (v) to the best knowledge of Seller, no event has occurred under Section 4041, 4043, 4062, 4063, 4064, 4068 or 4069 of ERISA that could subject Seller or any officer or director of Seller or any Employee Benefit Plan to any liability;

                  (vi) except as set forth on Schedule 5.21(b)(vi), Seller is not obligated to contribute to, and has never been obligated to contribute to, any Employee Benefit Plan or Benefit Arrangement which constitutes a "multi-employer plan" as defined in Section 3(37) of ERISA or a plan described in Section 4063(a) of ERISA. Except as set forth on Schedule 5.21(b)(vi), Seller has made or accrued all contributions and payments to the Employee Benefit Plans which it is required under the terms of such Employee

Benefit Plans to have paid or accrued for all plan years ending on or prior to the Balance Sheet Date and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan;

                  (vii) all required premiums have been paid to the PBGC with respect to all Pension Plans maintained by Seller or any of its Affiliates with respect to the Business;

                  (viii) except as set forth on Schedule 5.21(b)(viii), the present value of all vested accrued benefits under each Pension Plan, determined as of the Balance Sheet Date, did not exceed the current value of the assets of the applicable Pension Plan allocable to such vested accrued benefits. The terms "present value," current value," and "accrued benefit" have the meanings specified in Section 3 of ERISA. Schedule 5.21(b)(viii) sets forth in reasonable detail the assumptions used with respect to each Pension Plan to determine the present value of such vested accrued benefits and the current value of such assets, which assumptions shall include an assumption that such Pension Plan will not be terminated;

                  (ix) except as set forth on Schedule 5.21(b)(ix) , no Employee Benefit Plan maintained by any entity (whether or not incorporated) under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code has incurred any material "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code or Section 302 of ERISA;

                  (x) no liability under Title IV of ERISA has been incurred by Seller or any Affiliate of Seller since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any Affiliate of Seller incurring any liability under such Title, other than liability for premiums due to the PBGC, which payments have been made or will be made when due;

                  (xi) no Employee Benefit Plan or benefit arrangement provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Seller or any Affiliate of Seller beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law or (B) death benefits or retirement benefits under any Pension Plan);

                  (xii) except as provided in Section 7.1.1(i), the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents will not (A) entitle any current or former employee or officer of Seller or any Affiliate of Seller to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer; and

                  (xiii) all Employee Benefit Plans or Benefit Arrangements that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan is a self-insured plan.

            5.22 Environmental Matters.

            (a) Except as disclosed on Schedule 5.22(a), Seller has obtained all material environmental, health and safety permits, licenses and other authorizations which, to the best knowledge of Seller, are required under the Environmental Laws relating, directly or indirectly, to the Purchased Assets or to the conduct of the Business by Seller; each of such permits, licenses and other authorizations is valid and enforceable and in full force and effect, and Seller is in material compliance with the terms and conditions of all such permits, licenses and other authorizations and with each Environmental Law. Except as disclosed on Schedule 5.22(a), there are no pending applications for any permits, licenses or other authorizations under any Environmental Law in connection with the conduct of the Business by Seller or the operation or ownership of the Purchased Assets by Seller.

            (b) Except as disclosed on Schedule 5.22(b), (i) no Hazardous Substances generated by, used by, or originating from activities on the Owned Real Property or Leased Real Property have been Released or threatened to be Released into the environment, whether by Seller, or, to the best knowledge of Seller, third parties, at any site, facility or location now owned, operated, occupied, utilized or leased by Seller, (ii) no oral or written notification of a Release or threatened Release of a Hazardous Substance has been filed by or on behalf of Seller with any Governmental Authority and, to the best knowledge of Seller, no site or facility now owned, operated, occupied, utilized or leased by Seller is subject to investigation or clean-up under any Environmental Law. Seller has provided Buyer with copies of all environmental investigations, studies, audits, tests, reviews and other analyses conducted by or on behalf of, or that are in the possession of, Seller or any Affiliate of Seller in relation to any site or facility now owned, operated, occupied, utilized or leased by Seller, (iii) neither Seller nor any of its Affiliates (including, to the best knowledge of Seller, the Non-Affiliates for purposes of this provision) has received any notice of intention to commence suit under any Environmental Law with respect to the Business or the Purchased Assets and, to the best knowledge of Seller, there is no basis for any such suit and (iv) neither Seller nor any of its Affiliates (including, to the best knowledge of Seller, the Non-Affiliates for purposes of this provision) have received any request for information from any Governmental Authority under any Environmental Law with respect to the Business or the Purchased Assets.

            (c) Seller and its Affiliates (including the Non-Affiliates for purposes of this provision in respect of any site now or formerly owned, occupied, operated, utilized or leased by Seller) have complied and are in compliance, in all material respects, with all Environmental Permits and all applicable Environmental Laws pertaining to the Owned Real Property, the Leased Real Property and all Purchased Assets (and the use, ownership or transferability thereof) and the Business and Seller has no material liability, contingent or otherwise, under any Environmental Law except as disclosed on
Schedule 5.22(c). No Person has alleged any material violation by Seller or its Affiliates (including the Non-Affiliates for purposes of this provision) of any applicable Environmental Law relating to the conduct of the Business or the use, ownership or transferability of the Owned Real Property, the Leased Real Property and all Purchased Assets. Except as disclosed on Schedule 5.22(c), Seller has not caused or permitted the use, generation, manufacture, refining, transportation, treatment, storage, handling, disposal, production or processing of any Hazardous Substances on any of the Owned Real Property or Leased Real Property or in connection with the conduct of the Business except in material compliance with every applicable Environmental Law and all applicable federal, state and local laws and regulations, and Seller has not caused or permitted, and Seller has no knowledge of, the Release or threatened Release of any Hazardous Substances generated, used or originating from any of the Owned Real Property or Leased Real Property or the operations of the Business, which has had, has, or would be reasonably likely to have a Material Adverse Effect.

            (d) Except as set forth in Schedule 5.22(d), neither Seller nor any of its Affiliates (including the Non-Affiliates for purposes of this provision) have caused or taken any action (or omitted to take any action) that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any Owned Real Property, the Leased Real Property, the Purchased Assets or other properties or assets owned, leased or used by Seller held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, or
(ii) the past or present use, management, handling, transport, treatment, generation, storage or Release of any Hazardous Substances on, under, or about any Owned Real Property, the Leased Real Property, the Purchased Assets or other properties or assets owned, leased or used by Seller held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, except for any such liabilities and obligations that, individually and in the aggregate, are not material to Seller or the Business and have not had or resulted in, and would not be reasonably likely to have or result in, a Material Adverse Effect.

            (e) The Owned Real Property, to the best knowledge of Seller the Leased Real Property, and the Purchased Assets owned, operated, occupied, utilized or leased by Seller with respect to the Business are not subject to any Liens under any Environmental Law. Seller, in respect of the Owned Real Property, the Leased Real Property and the other Purchased Assets is in material compliance with any statutory land use regulation or prohibition under any Environmental Law or any law of any Governmental Authority relating to the protection of wetlands, woodlands and the like.

            (f) Seller's operations are in material compliance with the requirements of OSHA and any state and local occupational safety and health laws, and all regulations promulgated thereunder and, except as set forth in
Schedule 5.22(f), there are no pending or, to the best knowledge of Seller, threatened safety and/or health citations, complaints, lawsuits or orders issued with respect to any of the foregoing laws. Except as set forth on Schedule 5.22(f), since January 1, 1995, there have been no citations, notices, inspections, lawsuits or complaints issued to Seller or any of its Affiliates with respect to the Business or the Purchased Assets by the Occupational Safety and Health Administration or any state occupational safety and health administration, nor are there any agreements between Seller and/or its Affiliates and any such administrative agency.

            5.23 Intellectual Property.

            (a) Schedule 5.23(a) contains a complete and correct list of all Intellectual Property used by Seller (the "Intellectual Property") other than
(i) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information and (ii) Intellectual Property that is both not registered or subject to application for registration and not material to the Business. Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property Purchased Assets, free from any Liens, other than Permitted Exceptions, and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property Purchased Assets comprise all of the Intellectual Property necessary for Buyer to conduct the Business in the manner conducted by Seller prior to the Closing Date.

            (b) Immediately after the Closing, Buyer will own all of the Intellectual Property Purchased Assets owned by Seller and will have the right to use all other Intellectual Property Purchased Assets, free from any Liens, other than Personal Property Permitted Exceptions, and on the same terms and conditions as in effect prior to the Closing.

            (c) To the best knowledge of Seller, the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any material Intellectual Property. To the best knowledge of Seller, none of the material Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

            (d) No material claim or demand of any Person has been made nor is there any proceeding that is pending or, to the best knowledge of Seller, threatened which (i) challenges the rights of Seller in respect of any material Intellectual Property Purchased Assets, (ii) asserts that Seller is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any material Intellectual Property, except as set forth in Schedule 5.23(d), or (iii) claims that any material default exists under any agreement or arrangement listed on Schedule 5.23(d). None of the Intellectual Property Purchased Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or has been the subject of any litigation within the last five years, whether or not resolved in favor of Seller.

            (e) All material Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office to the extent material to the Business.

            (f) Except as set forth in Schedule 5.23(f), there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Buyer's right to use any name and mark material to the conduct of the Business as currently conducted by Seller.

            5.24 Insurance. Schedule 5.24 contains a true and complete list and brief description of all policies of insurance maintained by Seller. All premiums due to the date hereof on such insurance policies have been paid in full, and all such policies are currently valid and binding and in full force and effect. Seller has not received any notice of cancellation or termination in respect of any such policy and Seller is not in material default under any such policy and no insurance company has ever denied, or to the best knowledge of Seller, attempted to deny, coverage based upon any allegation that Seller has violated or breached the terms of coverage, or violated any law or regulation. Except as set forth on Schedule 5.24, all such policies are occurrence policies and, to the best knowledge of Seller, to the extent the Assumed Liabilities are insured thereby, Buyer shall, following the Closing Date, be entitled to the benefits under such policies as provided in Section 2.1(l). Seller maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as are reasonable for the Business and Purchased Assets and will continue such insurance in effect through the Closing. Seller is not in default under any contractual obligation to maintain a specified level or type of insurance.

            5.25 Products. Schedule 5.25 references a list, previously delivered to Buyer, reflecting each category of products currently sold or marketed by Seller ("Existing Products") in connection with the Business. Schedule 5.25 also sets forth the revenues attributable to each category of Existing Products for the years ended December 31, 1996 and December 31, 1997 (other than Existing Products with revenues of less than $100,000 in each such year).

            5.26 Product Warranties.

            (a) The standard forms of product warranties and guarantees used by Seller or relating, directly or indirectly, to the Business are attached as
Schedule 5.26(a) or described therein.

            (b) Other than as set forth on Schedule 5.26(b) or relating to any matter that has been resolved, Seller has not received notice of any product warranty claim or similar claim with an actual or alleged liability to the Business in excess of $10,000.

            5.27 Customers and Suppliers, Etc.

            (a) Schedule 5.27 identifies all customers with whom Seller has done more than $50,000 of business in the current or any of the last two fiscal years, all suppliers with whom Seller has done more than $50,000 of business in the current or any of the last two fiscal years, the total value of business transacted with such customers and suppliers during each such fiscal year or portion thereof, and, if applicable, the reasons any such contract was terminated.

            (b) Except as set forth on Schedule 5.27(b), no employee, client, supplier or customer or other Person having a material business relationship with Seller has informed Seller that such Person (and Seller has no reason to believe that any such Person) intends to change such relationship because of the transactions contemplated hereby or in any agreement or document to be executed and delivered in connection herewith.

            5.28 Affiliated Transactions. Except as set forth in Schedule 5.28 in connection with or relating, directly or indirectly, to the Business: (i) there is no Indebtedness or other obligations or liabilities (other than Assumed Liabilities) between Seller, any Affiliate (including the Non- Affiliates for purpose of this provision) of Seller or any officer, director or shareholder of Seller, on the one hand, and any employee of the Business, on the other, (ii) no such officer, director, shareholder or Affiliate (including the Non-Affiliates for purpose of this provision) provides or causes to be provided (or has provided since January 1, 1995) any assets, services (except as an employee) or facilities to the Business, (iii) the Business does not provide or cause to be provided (and has not provided since January 1, 1995) any assets, services or facilities to any such officer, director, shareholder or Affiliate (including the Non-Affiliates for purpose of this provision) (other than, in the case of Seller's employees, compensation and benefits in the ordinary course of business), (iv) Seller does not beneficially own, directly or indirectly, any investment assets issued by any such employee and (v) none of Seller, any Affiliate (including the Non-Affiliates for purpose of this provision) of Seller or any officer, director or shareholder of Seller has, or since January 1, 1995 has had, any contract, agreement or other arrangement with any such employee.

            5.29 Corrupt Acts. No funds or assets of Seller have been used for illegal purposes; no unrecorded funds or assets of Seller have been established or set aside for any purpose; no accumulation or use of Seller's corporate funds has been made without being properly accounted for in the books and records of Seller; all payments by or on behalf of Seller have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of Seller for any reason; no payment has been made by or on behalf of Seller with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Seller has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

            5.30 No Brokers. Seller has not entered into nor will enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finders fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER

            Buyer represents and warrants to and agrees with Seller as of the date hereof and as of the Closing Date as follows:

            6.1 Corporate Status; Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to execute and deliver this Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by it in connection herewith, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by it in connection herewith or therewith, the performance by Buyer of obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate acts and other proceedings of Buyer. This Agreement, the other Acquisition Documents and all other agreements and documents to be executed and delivered by Buyer in connection herewith or therewith have been duly and validly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfers, fraudulent conveyance, conservatorship or other laws (including court decisions) affecting the enforcement of creditors' rights generally.

            6.2 The Certificate of Incorporation and By-Laws of Buyer attached as Schedule 6.2 hereto, are true, correct and complete copies of such documents as amended and in effect as of the date hereof. Buyer is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

            6.3 No Conflicts. Neither the execution and delivery of this Agreement, any other Acquisition Document or any other agreement or document to be executed and delivered in connection herewith or therewith, nor the consummation of the transactions contemplated hereby or thereby will (a) violate any law, statute, regulation, rule, judgment, order, decree, stipulation, injunction, writ, charge, or other restriction of any Governmental Authority to which Buyer is bound or subject or by which any of its properties or assets is subject or bound or any provision of the Certificate of Incorporation or By-Laws or other organizational documents of Buyer or (b) conflict with, result in a breach of, constitute a default under, result in an acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract, instrument, agreement or other arrangement to which Buyer is a party or by which Buyer or any of its properties or assets are bound or subject. Except as set forth in Schedule 6.3, no Governmental Approval or other Consent is required to be obtained or made by Buyer in connection with the execution and delivery of the Acquisition Agreements, any other Acquisition Document or any other agreement or document to be executed and delivered in connection herewith or therewith or the consummation of the transactions contemplated hereby or thereby.

            6.4 Litigation. As of the date of this Agreement, there are no claims, demands, suits, proceedings or litigations of any kind pending or, to the knowledge of Buyer, threatened to which Buyer is a party and which relate to this Agreement, the other Acquisition Documents or the performance by Buyer of its obligations hereunder and thereunder.

            6.5 No Brokers. Buyer has not entered into, and will not enter into, any agreement, arrangement or understanding with any Person which will result in the obligation of Seller to pay a finder's brokerage commission or similar payment in connection with the transactions contemplated hereby.

            6.6 Financing. On the date hereof, Buyer has, or has unconditional access to, sufficient funds to pay the Cash Purchase Price and pay, perform and discharge the Assumed Liabilities in accordance with Section 4.1, or has a binding commitment from a third party with adequate capital to furnish such funds on terms and conditions which have been accepted by Buyer.

            6.7 Buyer SEC Reports. Buyer has previously furnished or made available to Seller true and complete copies of all SEC Reports filed by Buyer during the past three years.

            6.8 Buyer's Capitalization. On the Closing Date, the ratio of Buyer's Indebtedness to Buyer's net worth (such ratio herein referred to as "Buyer's Capitalization") will not exceed 3:1 (the "Required Capitalization").

                                   ARTICLE VII

                                    COVENANTS

            7.1 Covenants of Seller.

            7.1.1 Conduct of Business. Except as otherwise expressly permitted or required by in this Agreement, during the period from the date hereof to the Closing Date, Seller shall:

            (a) conduct its operations in the ordinary course of business, in substantially the same manner as heretofore conducted, and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts (i) to preserve intact its current business organization, (ii) keep its physical assets in working condition, (iii) keep available the services of its current officers and employees, and (iv) preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect;

            (b) pay accounts payable and other obligations and liabilities when they become due and payable in the ordinary course of business consistent with past practice;

            (c) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business or the Purchased Assets, and comply in all material respects with all applicable laws applicable to it, the Purchased Assets or the Business;

            (d) not acquire, sell, lease, encumber or dispose of any Purchased Assets, other than current assets in the ordinary course of business consistent with past practice, and will not acquire, sell, lease, encumber or dispose of any long-term assets having an aggregate net book value in excess of $25,000 without Buyer's prior written consent;

            (e) not amend its Certificate of Incorporation or By-Laws;

            (f) not mortgage or pledge any of the Purchased Assets or otherwise subject any of the Purchased Assets to any Lien, other than Real Estate Permitted Exceptions and Personal Property Permitted Exceptions;

            (g) not take any action, or fail to take any action permitted by this Agreement, which action or omission would result in a breach of any of the representations and warranties of Seller set forth in Section 5;

            (h) without the prior consent of Buyer, which shall not be unreasonably withheld or delayed, not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof, unless any of the foregoing is in the ordinary course of business, consistent with Seller's past practice, and can be fully performed within one year;

            (i) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed by Seller, except the stay-bonuses reflected on the Closing Date Balance Sheet as a current liability, or paid prior to the Closing Date, in connection with the transactions contemplated by this Agreement or in the ordinary course of business as disclosed in Schedule 7.1.1(i), or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

            (j) not make any material adverse change in the selling, distribution, pricing, advertising or collection practices of the Seller, including, but not limited to, any special effort or program to sell or consign products to customers or to discount, factor or collect sooner than normal any accounts receivable;

            (k) except in the ordinary course of business and consistent with past practices, not purchase, order or otherwise acquire inventory for the Business in excess of the reasonably forecast requirements of the Business for the year following the Closing Date; and

            (l) not agree in writing or otherwise take any of the foregoing actions.

            7.1.2 Access.

            (a) Prior to the Closing, Seller will give Buyer and its employees, counsel and accountants and other representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, suppliers and customers, properties, books and records of Seller. Prior to Closing, Buyer and Buyer's agents and representatives shall have the right to enter upon the Owned Real Property and Leased Real Property for the purpose of performing testing to determine whether there has been a Release of Hazardous Substances and whether said property is in compliance with each applicable Environmental Law, and for the purpose of obtaining a survey, and Seller shall permit Buyer and Buyer's agents and representatives entry upon such property and shall reasonably cooperate with any testing performed by Buyer or Buyer's agents and representatives, and for obtaining such survey. Prior to Closing, Buyer and Buyer's agents and representatives shall have the right to review all records and documents of Seller to determine whether Seller is and has been in compliance with each applicable law, including, without limitation, applicable Environmental Law, and Seller shall cooperate and reasonably assist Buyer and Buyer's agents and representatives with such document review.

            (b) Seller covenants and agrees that for a period of five (5) years from the Closing Date it will maintain in a reasonably accessible place any books and records relating to the Business which this Agreement expressly contemplates will be retained by Seller and will provide copies of such books and records to Buyer or its representatives at Buyer's expense.

            7.1.3 Insurance.

            (a) Seller shall use its reasonable best efforts to keep, or cause to be kept, all insurance policies set forth on Schedule 7.1.3, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

            (b) Seller agrees to procure and maintain for a term of three years at the sole expense of Seller continuation employee practices insurance of the type, and on terms and conditions, substantially similar to the employee practices insurance presently maintained by Seller; provided, however, that any liabilities or obligations arising after the third anniversary of the Closing Date which would have been covered by such insurance if such insurance had thereafter continued to be in effect shall be Assumed Liabilities.

            7.1.4 Supplemental Disclosure.

            (a) Seller shall have the continuing obligation until the Closing promptly to notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in this Agreement or the Schedules or other attachments annexed hereto. Subsequent to the date of this Agreement, supplemental or amended disclosures will be made in respect of Schedules if appropriate to reflect changes occurring since the date of this Agreement (or, in the case of Schedules 2.2(b), 3.1, 3.2(i), 5.9, 5.9(h), 5.9(q), 5.13, 5.15, 5.16 (items 63 to 72), 5.21(b)(viii), 5.27 (for year-to-date
1998 totals), and 5.28 (item 1), the account balances listed in such Schedules may be updated from the date thereof through the Closing Date), which disclosures, as supplemented or amended, shall be deemed to have been made as of the date of this Agreement only if (A) such supplemental or amended disclosures shall be the result of events occurring or conditions arising in the ordinary course of the Business subsequent to the date of this Agreement (or, without limiting the foregoing, in the case of Schedules 2.2(b), 3.1, 3.2(i), 5.9, 5.9(h), 5.9(q), 5.13, 5.15, 5.16 (items 63 to 72), 5.21(b)(viii), 5.27 (for year-to-date 1998 totals), and 5.28 (item 1), subsequent to the account balance dates provided therein), and consistent with Seller's past practices, and which are permitted by Section 7.1.1, and (B) the inclusion or existence of such events or conditions would not reasonably be likely to result in a net adverse effect to Buyer in excess of $250,000 in the aggregate.

            (b) If Seller shall furnish supplemental or amended disclosures subsequent to the date of this Agreement which are not in accordance with clauses (A) and (B) of the last provision of Section 7.1.4(a), Buyer may elect either (i) to terminate this Agreement, or (ii) to consummate the transactions contemplated by this Agreement without any obligation or liability of Seller to Buyer in respect of such supplemental or amended disclosures; provided, however, if Buyer elects to terminate this Agreement as a result of Seller furnishing supplemental or amended disclosures which are not in compliance with Section 7.1.4(a)(A), Seller's sole liability and obligation to Buyer shall be to pay to Buyer the Break-up Fee provided in Section 13.6.

            7.1.5 Compliance. Except as set forth on Schedules 5.22(c) and 5.18, prior to the Closing, Seller will comply in all respects with all applicable laws, statutes, rules, regulations, ordinances or other pronouncements having the effect of law in the United States, any foreign country or any domestic or foreign state, any city or other political subdivision, or of any Governmental Authority (including, without limitation, every Environmental Law) and any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each case whether preliminary or final) applicable to Seller, the Business or the Purchased Assets if the failure to comply therewith would reasonably be likely to result in a Material Adverse Effect.

            7.1.6 Non-Solicitation. Until the Closing Date or the date on which this Agreement is terminated pursuant to Section 11.1 whichever occurs first, Seller, its Affiliates and each Person acting on behalf of Seller or such Affiliate shall not: (a) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of Seller or any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (an "Acquisition Transaction"); or
(b) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than the Buyer and its prospective lenders and investors and their respective representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to the Buyer, except as previously furnished to prospective buyers other than Buyer. Seller shall promptly notify Buyer of any inquiry or proposal received by Seller with respect to any such Acquisition Transaction. Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien (except Permitted Exceptions) upon, or transfer any interest in, any Purchased Asset, other than in the ordinary course of business and consistent with this Agreement.

            7.1.7 Further Actions.

            (a) Seller agrees to use all reasonable good faith efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

            (b) Seller shall use its reasonable best efforts to obtain prior to the Closing Date all material approvals, authorizations and consents of all third Persons identified on Schedule 5.5 and all permits which are necessary for
(i) the consummation of the transactions contemplated hereby and (ii) the ownership or leasing and operation by Buyer of all Purchased Assets. Seller shall promptly (and at least five business days prior to the Closing) furnish Buyer with written notice of Seller's inability to obtain any such approval, authorization or consent, and unless Buyer shall furnish Seller with written notice to the contrary at least three business days prior to the Closing Date, Seller shall have no liability or obligation to Buyer subsequent to the Closing Date in respect of any such approval, authorization or consent.

            (c) Seller will (i) take promptly all actions necessary to make any filings required of Seller under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) use its best efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission ("FTC") or the Antitrust Division (the "Antitrust Division") of the United States Department of Justice for additional information or documentation in connection with all notices, reports or other documentation filed by Buyer and Seller under the HSR Act and (iii) cooperate with Buyer in connection with the filing by or on behalf of Buyer under the HSR Act with respect to the transactions contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the transaction as contemplated by this Agreement commenced by the FTC or the Antitrust Division or state attorneys general.

            7.1.8 Interim Financial Statements. Seller shall provide Buyer, as soon as practicable, with copies of all interim financial statements that are prepared by Seller in the ordinary course of business prior to the Closing, which shall be prepared consistent with past accounting practices and in accordance with GAAP.

            7.1.9 Public Announcements. Except as required by applicable law, Seller shall not, and it shall not permit any Affiliate to, make any public announcement in respect of this Agreement, the other Acquisition Documents, or the transactions contemplated hereby or thereby without the prior written consent of Buyer which shall not be unreasonably withheld or delayed.

            7.1.10 Post-Closing Activities of Seller.

            (a) From the Closing Date through and including the second anniversary thereof, Seller shall not, directly or indirectly, liquidate or distribute by way of dividend or otherwise, or use to make any investment in any Affiliate (including the Non-Affiliates for purposes of this provision) or shareholder, or use to pay amounts due to Parent in excess of $100,000 in the aggregate, an amount equal to the Net Proceeds realized by Seller from the Purchase Price. For purposes hereof "Net Proceeds" shall mean the Cash Purchase Price paid to Seller pursuant to Section 4, minus the sum of (i) income taxes directly resulting from the transactions contemplated by this Agreement (calculated as of the due date thereof), (ii) all professional fees directly relating to the transactions contemplated by this Agreement, (iii) fees to Harris Williams & Co. directly relating to the transactions contemplated by this Agreement, (iv) the cost of insurance to be obtained by Seller pursuant to
Section 7.1.3(b), (v) expenses of Seller and Parent directly relating to the transactions contemplated by this Agreement not in excess of $500,000 in the aggregate, (vi) transfer taxes paid by Seller in accordance with Section 13.4(i), (vii) the First Escrow Fund, (viii) Seller's Indebtedness as set forth on Schedule 7.1.10(a)(viii), and (ix) in addition to the foregoing, other expenses directly related to the preparation and consummation of this Agreement. Notwithstanding anything to the contrary contained herein, Seller may at any time use all or any portion of the Net Proceeds in the manner provided, and subject to the requirements set forth, in Section 3 of the Net Proceeds Escrow Agreement.

            (b) Following the Closing Date, Seller will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and marks "Leslie-Locke" (or any other name confusingly similar to such names and marks). As of the Closing Date, Seller shall have taken all actions necessary to change its name to comply with the foregoing.

            7.1.11 Further Assurances. Following the Closing Date, Seller shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and the other Acquisition Document and render effective the consummation of the transactions contemplated hereby and thereby.

            7.1.12 SERP Obligations. Seller shall not permit any employee who is not a participant in the Seller's Supplemental Executive Retirement Trust (the "SERP") as of the date hereof to become a participant in the SERP or otherwise become eligible to receive benefits thereunder. Immediately prior to the Closing Date, Seller shall terminate the SERP.

            7.1.13 Investment Company Act Compliance.

            (a) Subsequent to the Closing Date, Seller shall, in good faith, determine if it is required to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). If Seller shall determine that such registration is required, Seller shall either (i) register pursuant to, and in accordance with the requirements of, the 1940 Act or (ii) use its reasonable best efforts to obtain an exemption from such registration requirement and if such exemption is not available, Seller shall comply with clause (i) of this Section 7.1.13(a).

            (b) If Seller becomes a registered investment company and, for any reason, Seller determines that it is constrained under the 1940 Act from fulfilling its obligations under this Agreement and the other Acquisition Documents, Seller shall use its reasonable best efforts to obtain exemptive relief from such constraint; provided, however, that the failure of Seller to obtain exemptive relief shall not result in a breach or default of this Agreement or any other Acquisition Document, and Seller shall perform its obligations to the extent reasonably practicable subject to such constraint.

            7.2 Covenants of Buyer.

            7.2.1 Public Announcements. Except as required by applicable law, Buyer shall not, and it shall not permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Seller which shall not be unreasonably withheld or delayed.

            7.2.2 Further Actions.

            (a) Buyer agrees to use all reasonable good faith efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

            (b) Buyer will (i) take promptly all actions necessary to make any filings required of Buyer under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) use its best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation in connection with all notices, reports or other documentation filed by Buyer and Seller under the HSR Act and
(iii) cooperate with Seller in connection with the filing by or on behalf of Seller under the HSR Act with respect to the transactions contemplated by this Agreement and in connection with resolving any investigation or other inquiry concerning the transaction as contemplated by this Agreement commenced by the FTC or the Antitrust Division or state attorneys general.

            7.2.3 Litigation and Other Support; Access; Required Capitalization.

            (a) Following the Closing Date, upon the request of Seller, Buyer shall make available to Seller former employees of Seller who are employed by Buyer subsequent to the Closing Date and all pertinent information, books and records of Seller relating to Seller and the Business (i) to render assistance to Seller in connection with litigation pending in the United States Bankruptcy Court, Southern District of New York, known as In re White Metal Rolling and Stamping Corp. and related litigation known as Alan Nisselson, Chapter 7 Trustee of White Metal Rolling and Stamping Corp. vs. Drew Industries Incorporated, Leslie-Locke, Inc., Leslie Building Products Inc. and Kinro, Inc. (collectively, the "Litigation"); and (ii) to render assistance to Seller in promptly preparing
(A) the Closing Date Balance Sheet and Purchased Balance Sheet, (B) financial statements of Seller for periods ending on or prior to the Closing Date, and (C) tax returns, tax reports and other reports and documents required to be timely filed by Seller pursuant to law or regulation for periods ending on or prior to the Closing Date; provided that Buyer shall have no liability in respect of the contents of any such statement, return, report or document or in respect of the preparation or filing thereof, and provided further that, (A) the maximum number of days during each fiscal year that Buyer's employees shall be required to be made available pursuant to clause (i) shall not exceed five (5) days for any single Buyer employee and twenty (20) days for all Buyer employees; and (B) that in the event that Seller reasonably believes it needs assistance beyond the limits set forth in the previous proviso, Buyer agrees to discuss in good faith with Seller the terms and conditions of any such additional assistance. Seller shall give Buyer reasonable notice of the necessity for such assistance. To the extent reasonably possible, such assistance may be rendered by telephone, mail or facsimile transmission; provided, however, that Buyer will not prohibit or interfere with personal appearances by such employees if Seller shall deem such personal appearances to be reasonably necessary. Such employees shall be made available by Buyer without compensation from Seller, and all expenses incurred by such employees in connection with personal appearances shall be paid by Seller.

            (b) Following the Closing Date, Buyer shall permit representatives of Seller to have full access (at all reasonable times, and in a manner so as not to interfere with the normal operations of Buyer) to all financial and accounting records, contracts, other records and documents (and the right to make and retain copies of the foregoing) pertaining to Seller prior to the Closing Date as Seller shall deem reasonably necessary for, or in connection with, (i) the filing of tax returns and other reports and documents required to be filed by Seller pursuant to law or regulation and (ii) the conduct of the Litigation.

            (c) Buyer covenants and agrees that for a period of five (5) years from the Closing Date and for such additional period as may be specifically required by law it will maintain in a reasonably accessible place any books and records relating to the Business which this Agreement expressly contemplates will be delivered to Buyer and, upon Seller's request, will provide copies of such books and records to Seller or its representatives at Seller's expense.

            (d) During the two-year period following the Closing Date, (the "Applicable Period"), Buyer shall furnish to Seller quarterly balance sheets, prepared in accordance with GAAP, setting forth, among other things, Buyer's Indebtedness and net worth as of the date of such balance sheet and a schedule setting forth Buyer's Capitalization as of the date of such balance sheet. Such balance sheets and schedules shall be delivered within forty-five (45) days of each fiscal quarter-end or, in the case of the balance sheets to be delivered with respect to fiscal quarters ending on December 31, within ninety (90) days of such fiscal quarter end. Buyer shall deliver to Seller a certificate of Buyer's Chief Financial Officer to the effect that Buyer's Capitalization reflected on such schedules is fairly presented in all material respects and in accordance with this Agreement.

            (e) Buyer covenants and agrees that Buyer will maintain the Required Capitalization at all times during the Applicable Period, provided that (i) Buyer's Capitalization shall be determined solely by reference to the balance sheets to be delivered to Seller pursuant to Section 7.2.3(d), and (ii) for purposes of calculating the net worth component of the Required Capitalization, Seller Liabilities and receivables representing indemnification of Seller Liabilities shall be excluded.

            7.2.4 Buyer shall pay, perform and discharge, pursuant to the terms thereof, all the Assumed Liabilities.

            7.2.5 Buyer shall continue in effect Seller's existing medical, hospitalization and disability insurance for a period in Buyer's sole discretion. Subsequent to replacement of Seller's insurance by other insurance maintained or procured by Buyer, any liability arising or resulting from a claim based upon an occurrence or condition which occurred or existed prior to the

Closing Date shall be an Assumed Liability to the extent not covered by such replacement insurance.

            7.2.6 Further Assurances. Following the Closing Date, Buyer shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and the other Acquisition Documents and render effective the consummation of the transactions contemplated hereby and thereby.

                                  ARTICLE VIII

                                    EMPLOYEES

            8.1 Employees.

            (a) Effective on the Closing Date, Buyer will offer to hire all of the employees listed on the current payroll register referred to on Schedule 5(a) (the "Employees") at a compensation level equivalent to such employee's base salary immediately prior to the Closing Date. Any Employee which accepts Buyer's offer of employment hereunder is herein referred to as a "Transferred Employee." Subject to Sections 5(c) and 7.1.3(b), Buyer assumes, and shall pay, perform and discharge, pursuant to the terms thereof, all employment related obligations (as defined below) with respect to Transferred Employees and former employees arising after the Closing or to be reflected as a dollar amount in the Closing Date Balance Sheet in respect of any period prior to the Closing or as otherwise provided in this Agreement. For purposes of this Section 8.1, "employment-related obligations" shall mean compensation for services performed for Seller prior to the Closing Date and for Buyer after the Closing Date (and related employment and withholding taxes), benefits accrued under any Seller or Buyer sponsored Pension Plan, Employee Benefit Plan or Benefit Arrangement (excluding stock option and stock purchase plans), and Workers Compensation benefits with respect to occupational injuries or illness occurring or arising before or after the Closing Date.

            (b) Seller shall retain sole responsibility for any obligations or liabilities with regard to the Employees under WARN, and agrees to indemnify Buyer and hold it harmless for same and for any obligations or liabilities relating to or arising from the termination of employment of any employee of Seller on or prior to the Closing Date. Buyer shall be solely responsible for such liability and agrees to indemnify Seller and hold it harmless for same to the extent such liability arises solely as a result of actions taken by Buyer after the Closing Date, and agrees to indemnify Seller and hold Seller harmless for same. The indemnification obligations pursuant to this Section 8.1(b) shall include, without limitation, any claim by an employee for back pay, front pay, benefits, or compensatory or punitive damages, any claim by any governmental unit for penalties regarding any issue of prior notification (or any lack thereof) of any plant closing or mass lay-off, as well as the costs and expenses, including reasonable attorneys' fees, in defending any such claims.

            (c) Buyer shall be responsible for all medical or related health insurance claims, including, without limitation, dental, prescription drug and vision claims of any Transferred Employees and any employees of Seller who do not constitute Transferred Employees, in either case, who, as of the Closing Date, are receiving continuation of such medical or related health insurance to the extent required by COBRA under affected Employee Benefit Plans or Benefit Arrangements of Seller. Buyer shall be responsible for providing health care continuation coverage as required by COBRA to any Transferred Employees terminated by Buyer at any time.

            (d) Seller will encourage each of the Employees to accept Buyer's offer of employment as of the Closing Date, and shall take no action, including, without limitation, the offering of employment with Seller to induce Employees not to accept employment with Buyer.

            (e) Transferred Employees will receive credit for Past Service in determining entitlement under Buyer's Pension Plans, Employee Benefit Plans and Benefit Arrangements. For purpose hereof, "Past Service" means service with regard to the Business as an employee of Seller.

            (f) Seller shall transfer to Buyer and Buyer shall assume, and agrees to pay, perform and discharge, pursuant to the terms thereof, all Seller's obligations under, Pension Plans, Employee Benefit Plans and Benefit Arrangements (excluding stock option and stock purchase plans) of Seller listed on Schedule 5.21(a), or Buyer shall include the employees covered by such Pension Plans, Employee Benefit Plans and Benefit Arrangements in comparable plans to be maintained by Buyer (collectively, the "Buyer Plans"), in either case in such manner as Seller shall have no obligation or liability with respect thereto after the Closing Date except to the extent provided herein; provided that with respect to Seller's Pension Plans obligations, Buyer shall assume up to (but not exceeding) $380,000 in Unfunded Pension Plan Obligations (as of the Closing Date Balance Sheet). For purposes of this Section 8.1(f), "Unfunded Pension Plan Obligations" means, the present value of all vested accrued benefits under all of

Seller's Pension Plans over the current value of the assets of such Pension Plans allocable to such accrued benefits, calculated in accordance with the assumptions set forth in Schedule 5.21(b)(viii).

            (g) On the Closing Date, Seller shall transfer (or shall cause the trustees under Seller's Pension Plans to transfer)to the applicable Buyer qualified trusts all assets of Seller's Pension Plans subject to the liabilities of Seller's Pension Plans.

            (h) Seller's employees shall continue to be covered by Seller through the Closing Date under those Employee Benefit Plans and Benefit Arrangements in which they participated prior to the Closing Date. Buyer shall be liable for the payment of all benefits accrued by Seller's employees prior to the Closing Date under any Pension Plan (regardless of the extent to which such benefits are funded as of such date, subject to the provisions contained in Sections 8.1(f) and (i)) and expenses incurred by such employees or their covered dependents on or prior to the Closing Date under any Employee Benefit Plan which is an employee welfare benefit plan as defined in Section 3(l) of ERISA, regardless of when demand for payment of such benefits is asserted.

            (i) All medical claims of Transferred Employees and his/her dependents relating to claims incurred for services rendered or treatments provided prior to Closing shall be administered through, and satisfied by payments made under, Seller's current medical plan (to the extent of the coverage provided). All medical claims of Transferred Employees relating to claims incurred for services rendered or treatments provided after the Closing or in excess of Seller's medical plan coverage shall be assumed by Buyer.

            (j) In addition to the foregoing, (i) Buyer shall assume, and shall pay, perform, and discharge pursuant to the terms thereof, the existing severance payment agreement with Seller's President as described on Schedule 8.1(j), or provide to such Person, a severance payment agreement in the form provided in Exhibit L-1 attached hereto, and (ii) Buyer shall assume, and shall pay, perform and discharge pursuant to the terms thereof, the existing severance payment arrangement with the management employees of Seller listed on Schedule 3.2(h) or provide to such employees a severance payment arrangement in the form provided in Exhibit L-2 attached hereto.

                                   ARTICLE IX

                                 INDEMNIFICATION

            The parties hereto agree to indemnify, defend and hold each other harmless as follows:

            9.1 Indemnification by Seller. Subject to the provisions of Section 9.4, Seller shall defend, indemnify and hold Buyer and its Affiliates and the directors, officers and employees of Buyer and its Affiliates (collectively, the "Buyer Related Parties") harmless from and against all claims and charges paid, and the cost of defending any claims and charges, losses and damages incurred or realized, lost profits, business interruption costs, fines and penalties paid, expenses paid (including reasonable attorneys' fees), other costs paid, amounts paid in settlement, judgments and other liabilities paid (collectively, the "Seller Liabilities") that they may suffer, sustain or incur or become subject to, arising out of, based upon, or in connection with any of the following:

            (a) any misrepresentation or breach or violation of the representations and warranties of Seller, or any failure to perform the covenants or agreements of Seller, as such representations, warranties, covenants and agreements are set forth in this Agreement, the Schedules annexed hereto or any other agreement, document or certificate delivered to Buyer by or on behalf of Seller pursuant to this Agreement;

            (b) any Excluded Liability other than an Off-Site Claim of Environmental Liability;

            (c) any liability or obligation relating to, resulting from or arising from, directly or indirectly, any Claim of Environmental Liability and any Off-Site Claim of Environmental Liability;

            (d) the failure of Seller to comply with WARN to the extent provided in Section 8.1; and

            (e) any actions, suits, proceedings or demands in connection with the foregoing or the enforcement of Buyer's rights thereunder.

            9.2 Indemnification by Buyer. Buyer shall defend, indemnify and hold Seller and its Affiliates and the directors, officers and employees of Seller and its Affiliates harmless from and against all claims and charges paid, and the cost of defending any claims and charges, losses and damages realized, lost profits, business interruption costs, fines and penalties paid, expenses paid (including reasonable attorneys' fees), other costs paid, amounts paid in settlement, judgments and other liabilities paid (collectively, the "Buyer Liabilities") that they may suffer, sustain or incur or become subject to, arising out of, based upon, or in connection with any of the following:

            (a) any misrepresentation or breach or violation of the representations and warranties of Buyer, or any failure to perform the covenants and agreements of Buyer, as such representations, warranties, covenants and agreements are set forth in this Agreement, the Schedules annexed hereto and in any other agreement, document or certificate delivered to Seller by or on behalf of Buyer pursuant to this Agreement;

            (b) any Assumed Liability; and

            (c) any actions, suits, proceedings, or demands in connection with the foregoing or the enforcement of Seller's rights under this Agreement.

            9.3 Third-Party Claims.

            (a) If any claim or demand is asserted against an indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 9.1 or 9.2 (a "Third Party Claim"), the indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party, but the indemnifying party's obligations shall not be affected by the failure to give such notice except to the extent that it can demonstrate that it was materially prejudiced thereby. Within twenty (20) days of receipt of such notice, the indemnifying party shall (i) pay the Third Party Claim either in full or upon compromise agreed to by the indemnifying party or (ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense. The indemnifying party shall have the right to settle or compromise any Third Party Claim of which it has assumed the defense only upon the receipt of written consent to such settlement or compromise from the indemnified party, which consent shall not be unreasonably withheld or delayed; provided, however, that the indemnified party shall not be obligated to consent to any settlement unless it involves claims for money damages only or other relief not involving or affecting the indemnified party, which are being paid or performed in full by other than the indemnified party, and any such failure to consent shall not be deemed unreasonable.

            (b) If the indemnifying party fails to take action within twenty
(20) days as set forth above, then, upon twenty (20) days notice to the indemnifying party setting forth the details thereof, the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith and upon reasonable prior notice to the indemnifying party, to take such action as may be reasonably necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.

            (c) Payment of Third Party Claims shall be made in accordance with
Section 9.3(a) or (b) above. Subject to Section 9.4, with respect to all claims other than Third Party Claims, the indemnifying party shall promptly pay or reimburse the indemnified party in respect of any claim or liability to which the foregoing indemnities relate after receipt of a notice of claim (as defined in Section 9.4(c)) from the indemnified party. In the event the indemnifying party fails or refuses to make payment for such claims within a period of twenty
(20) days from the date of notice of claim, the indemnified party shall be entitled to exercise all rights available pursuant to this Agreement and also shall be entitled to receive from the indemnifying party interest on the full amount of such claims, such interest to accrue at the maximum rate allowable by law from and after such twentieth day until such claims are paid in full.

            (d) With respect to any claim for indemnification hereunder, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives reasonable access, during normal business hours and upon the giving of reasonable prior notice, to its books and records relating to such claims, and to its employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, after the assertion of a claim for indemnity, the indemnified party agrees to maintain any of its books and records which may relate to the claim for indemnification hereunder for such period of time as may be necessary to enable the indemnifying party to resolve such claim.

            9.4 Limitations on Indemnification.

            (a) Except as provided in Section 9.5, no claim or claims for indemnity pursuant to Sections 9.1(a) and (d) (and (e) to the extent applicable thereto) shall be made unless (i) notice of such claim or claims for indemnity is given prior to the second anniversary of the Closing Date, (ii) the aggregate amount of indemnification sought for all claims under Sections 9.1(a), (d) and (e) since the Closing Date shall exceed $100,000 (the "Threshold"), and (iii) then, only to the extent that such aggregate amount exceeds the Threshold, but in no event more than $4,000,000 in the aggregate for all such claims.

            (b) Except as provided in Section 9.5, no claim or claims for indemnity pursuant to Section 9.1(c) (and (e) to the extent applicable thereto) shall be made unless (i) notice of such claim or claims for indemnity is given prior to the fourth anniversary of the Closing Date, (ii) the aggregate amount of indemnification sought for all claims under Sections 9.1(c) and (e) since the Closing Date, shall exceed $250,000 (the "Environmental Threshold"), and (iii) then, only to the extent that such aggregate amount exceeds the Environmental Threshold, but in no event more than $4,000,000 in the aggregate for all such claims.

            (c) For purposes of this Section 9.4, "notice of claim" shall mean a notice prepared and delivered in good faith (i) stating that the Person furnishing the notice has determined that at the date thereof such person is, or is more likely than not to be, entitled to indemnification under Section 9.1, and (ii) including a detailed description of, the basis for, and the method of calculating the amount of, the claim.

            (d) Notwithstanding anything to the contrary contained in Article IX, if the Buyer Related Parties seek any indemnification payment pursuant to
Section 9.1(a), Seller shall be entitled to an offsetting credit or payment (the "Offset") equal to the sum of (i) the aggregate amount by which the current liabilities accrued for on the Closing Date Balance Sheet exceeds or exceeded the actual aggregate amount of such liabilities incurred by Buyer, plus (ii) to the extent not reflected as a current asset on the Closing Date Balance Sheet, the sum of (A) refunds of insurance premiums received by Buyer after the Closing Date applicable to any period prior to the Closing Date, and (B) payments received by Buyer after the Closing Date in respect of insurance claims made in connection with events occurring prior to the date of this Agreement in excess of expenses related thereto paid after the Closing Date, provided that any insurance proceeds received by Buyer in respect of the matter described on
Schedule 9.4(d) may only be used to offset indemnification claims asserted by Buyer in respect of the damage described therein. The Offset amount shall be applied (i) to reduce the amount of any unpaid indemnification payment to which the Buyer Related Parties are entitled, and (ii) the balance, if any, to the extent of the aggregate indemnification payments previously made by Seller, shall be paid by Buyer to Seller. To the extent the Offset exceeds the sum of the amounts provided in the foregoing clauses (i) and (ii), such excess shall be retained by Buyer, provided that such excess shall be applied to reduce any indemnification payment to which the

Buyer Related Parties are entitled pursuant to Section 9.1(c). Seller shall have the right to determine the Offset one time as promptly as practicable following the second anniversary of the Closing Date. In furtherance of the foregoing, if the Buyer Related Parties seek indemnification payment against Seller pursuant to Section 9.1(a), Seller shall have the right, following the second anniversary of the Closing Date and during normal business hours, to review the books and records of Buyer to determine the amount, if any, of the Offset, and Buyer shall cooperate with Seller in connection therewith. Any disagreement between Buyer and Seller regarding Seller's calculation of the Offset shall be resolved in the manner provided in Section 4.2(c).

            (e) The rights and obligations set forth in this Article IX will be the exclusive rights and obligations with respect to claims under this Agreement by or among the parties hereto.

            9.5 Survival. All statements contained in this Agreement or the Schedules annexed hereto or any document or certificate delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder. Except as expressly set forth in this Section 9.5, all representations, warranties of Seller hereunder shall survive until the second anniversary of the Closing Date. Representations and warranties, the breach of which give rise to (i) Claims of Environmental Liability and Off-Site Claims of Environmental Liability shall survive until the fourth anniversary of the Closing Date and (ii) Former Site Claims for Environmental Liabilities shall survive indefinitely. The obligations of defense and indemnity contained in this Article IX shall survive the Closing.

            9.6 Suspension of Indemnification. In addition to any other remedies Seller may have pursuant to this Agreement, upon breach by Buyer of the covenants set forth in Sections 7.2.3(d) or (e), (A) Seller may deliver written notice to Buyer that Buyer is in default of its obligations thereunder (provided that any such notice is delivered prior to the second anniversary of the Closing Date, and (B) if such default has not been cured within fifteen (15) days following Buyer's receipt of such notice, all obligations and liabilities of Seller to indemnify Buyer pursuant to any provision of Article IX shall be automatically suspended. In the event that, within such 15-day period, Buyer cures a default giving rise to the suspension hereunder and furnishes to Seller a certificate of Buyer's Chief Financial Officer that the default has been cured, Seller's indemnification obligations shall be reinstated automatically (and retroactively to the first date of the suspension) and Seller shall be liable for all indemnification claims arising during the period of suspension; provided that the period during which such suspension shall be effective shall not be deemed to extend the limitation periods provided in Sections 9.4(a) or (b).

                                    ARTICLE X

                    CONDITIONS TO CONSUMMATION OF TRANSACTION

            10.1 Conditions to Obligations of Buyer.

            The obligations of Buyer hereunder to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment, at or prior to the Closing, of the following conditions (all or any of which may be waived in writing in whole or in part by Buyer in its sole discretion):

            10.1.1 Representations and Warranties, Covenants.

            (a) The representations and warranties of Seller herein contained shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date, (b) Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to Closing, and (c) Seller shall have executed and delivered to Buyer a certificate of an authorized officer of Seller, dated the Closing Date, substantially in the form of Exhibit J attached hereto, to the effect that the conditions set forth in Sections 10.1.1 (a) and (b) have been satisfied.

            10.1.2 Title Insurance. Buyer shall have been issued at Buyer's sole expense, in form and substance reasonably satisfactory to Buyer, title insurance policies in respect of the Owned Real Property (with the standard exceptions omitted and subject only to the Real Property Permitted Exceptions and to the standard "exclusions" to coverage in the standard printed form ALTA Owner's policy), including such endorsements as Buyer shall reasonably require including, without limitation, endorsements eliminating the general survey exception and mechanics lien exception and contiguity endorsements, where appropriate, to the extent the Owned Real Property is comprised of more than one parcel (the "Satisfactory Title Insurance"). If Buyer cannot obtain the Satisfactory Title Insurance at standard rates, then Buyer's sole right with respect thereto shall be to terminate this Agreement, without any liability of Seller to Buyer, or to accept such insurance as may be issued. Buyer shall not, however, terminate this Agreement if the inability to obtain the Satisfactory Title Insurance results from the inclusion therein of exceptions in addition to the Real Property Permitted Exceptions to the extent said additional exceptions are minor in nature and would not materially adversely affect the operation of the business located on the Real Property.

            10.1.3 Consents and Approvals. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the provisions of Sections 2.4 and 7.1.7(b), all Consents required for the assignment of Seller's Leases, all Certificates of Occupancy, all material Consents to or from any Governmental Authority or any other Person necessary to permit Seller to perform Seller's obligations under this Agreement, and all documents and agreements to be executed and delivered by Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby and necessary to enable Buyer to conduct the Business in the manner in which it is presently conducted by Seller, shall have been duly obtained, made or given and shall be in full force and effect for the benefit of Buyer, including, without limitation, those listed on Schedules 5.5 and 6.3, unless such Consents are listed on Schedule 10.1.3. No Consents shall impose any material adverse conditions or restrictions on Buyer which exceed those currently in effect; provided, however, that if any such Consent or Consents impose materially adverse conditions or restrictions on Buyer which exceed those currently in effect, Buyer may terminate this Agreement, and Seller shall have no obligation or liability to Buyer pursuant to this Agreement or any other Acquisition Document. At or before the Closing, the Liens (other than Real Property Permitted Exceptions and Personal Property Permitted Exceptions) listed on
Schedule 5.11 shall have been released, and the Indebtedness described on such Schedule shall have been discharged, on terms reasonably satisfactory to Buyer.

            10.1.4 Seller's Documents. Seller shall have caused to be delivered to Buyer, at or before the Closing, the following: (a) good standing certificates issued by the appropriate official of the state of incorporation of Seller and in the State of North Carolina, (b) a copy of the Certificate of Incorporation and By-Laws of Seller, together with a certificate of the secretary of Seller, dated as of the Closing Date, certifying as to the accuracy and completeness of such corporate documents, (c) certified copies of resolutions duly adopted by the board of directors and stockholder of Seller authorizing the execution, delivery and performance of this Agreement and of all other documents and agreements to be executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, (d) such incumbency certificates relating to the officers of Seller as Buyer shall reasonably request, (e) executed copies of this Agreement, the other Acquisition Documents and the other agreements and documents required to be delivered in connection herewith or therewith, (f) Estoppel Certificates, in the form of Exhibit K or such other form as the Lessor is required to deliver, executed by the Lessor under the West Manville Street, Compton,

California lease (Seller hereby agreeing to use good faith efforts to obtain estoppel certificates from the Lessors under the Artesia Boulevard, Compton, California Lease and the Atlanta Lease referenced in Schedule 5.12(b), (g) the original Leases and originals of all amendments, modifications and guarantees relating thereto or, if not available, then certified copies thereof, (h) the original certificates of occupancy for the Owned and, to the extent available to Seller, the Leased Real Property, (i) the documents referred in Section 2.3(a) and (c), and (j) the assignment of Right of First Refusal Agreement in the form attached hereto as Exhibit I.

            10.1.5 No Adverse Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been commenced or threatened seeking to restrain, prevent, enjoin or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

            10.1.6 Intentionally Omitted

            10.1.7 HSR Act. The requirements of the HSR Act and any similar antitrust law that is applicable to the transactions contemplated hereby shall have been satisfied and the waiting period thereunder shall have expired or been terminated.

            10.1.8 Records. Seller shall have delivered to Buyer all original agreements, documents, plans, reports, books, records and files (collectively, "Records") in their possession relating, directly or indirectly, to the Purchased Assets or to the conduct of the Business (excluding those related to Excluded Assets and Excluded Liabilities) not then in the possession of Buyer, provided that Seller may retain any Tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to the Business.

            10.1.9 Closing Statements. Seller shall have delivered to Buyer an officer's certificate setting forth the amount of the Closing Date IRB Obligations, together with a copy of the IRB payoff letters.

            10.1.10 FIRPTA Certification. Seller shall have delivered to Buyer the appropriate certification that discharges Buyer from the withholding obligation set forth in Section 1445 of the Code.

            10.1.11 Employment Agreement. Each of the parties listed on Schedule
10.1.11 shall have delivered an executed employment agreement to Buyer in the Forms of Exhibits L-1 and L-2 hereto.

            10.1.12 Parent Agreements. Parent shall have delivered the executed Parent Agreements to Buyer.

            10.1.13 Other Documentation. Seller shall have executed and delivered such other documents and instruments as Buyer shall have reasonably requested as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by Seller in this Agreement and the other documents and agreements contemplated hereby, (ii) the satisfaction of all conditions contained herein or therein and (iii) all other matters pertaining hereto and thereto.

            10.2 Conditions to Obligations of Seller.

            The obligations of Seller to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by Seller in its sole discretion):

            10.2.1 Representations and Warranties; Covenants.

            (a) The representations and warranties of Buyer herein contained shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date, (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to Closing, and (c) Buyer shall have delivered to Seller a certificate of an authorized officer of Buyer, dated the Closing Date, in the form of Exhibit M attached hereto, to the effect that the conditions set forth in Sections 10.2.1 (a) and (b) have been satisfied.

            10.2.2 Payment of Purchase Price. Buyer shall have paid to Seller the Cash Purchase Price due at the Closing in the manner described in Section 4.1(b) hereof, and shall have assumed the Assumed Liabilities by virtue of its execution of this Agreement.

            10.2.3 Buyer's Documents. Buyer shall have caused to be delivered to Seller, at or before the Closing, the following: (a) good standing certificate issued by the appropriate officials of the State of Delaware with respect to Buyer, (b) Buyer's certificate of incorporation and by-laws, together with a certificate of the Secretary or Assistant Secretary of Buyer, dated as of the Closing Date, certifying as to the accuracy and completeness of such corporate documents, (c) certified copies of resolutions duly adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and of all other documents and agreements to be executed and delivered by Buyer in connection herewith and the consummation of the transactions contemplated hereby and thereby, (d) such incumbency certificates relating to the officers of Buyer as Seller shall reasonably request, (e) executed copies of this Agreement, the other Acquisition Documents and the other agreements and documents required to be delivered in connection herewith or therewith, and (f) a guaranty by Building Materials Corporation of America of Seller's obligations and liabilities under the lease for premises located at 4501 Circle 75 Parkway, Atlanta, Georgia, as amended, in the form attached to the Fifth Amendment to Lease between the landlord and Seller dated May 13, 1998.

            10.2.4 No Adverse Proceedings. No action, suit or proceeding or investigation by or before any Governmental Authority shall have been commenced or threatened seeking to restrain, prevent, enjoin or change the transactions contemplated hereunder or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

            10.2.5 Intentionally Omitted

            10.2.6 HSR Act. The requirements of the HSR Act and any similar antitrust law that is applicable to the transactions contemplated hereby shall have been satisfied and the waiting period thereunder shall have expired or been terminated.

            10.2.7 Other Documentation. Buyer shall have executed and delivered such other documents and instruments as Seller shall have reasonably requested as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by Buyer in this Agreement and the other documents and agreements contemplated hereby, (ii) the satisfaction of all conditions contained herein or therein and (iii) all other matters pertaining hereto and thereto.

                                   ARTICLE XI

                                   TERMINATION

            11.1 Termination. The Parties hereto may terminate this Agreement prior to the Closing Date, as provided below:

            (a) Seller and Buyer may terminate this Agreement by mutual written consent;

            (b) Buyer may terminate this Agreement by giving written notice to Seller in the event Seller is in material breach, and Seller may terminate this Agreement by giving written notice to Buyer in the event Buyer is in material breach, of any representation, warranty or covenant contained in this Agreement (unless in either case such breach is remedied within ten (10) days after delivery of written notice thereof by the non-breaching party to the breaching party);

            (c) Buyer may terminate this Agreement pursuant to Section 7.1.4(b) if Seller furnishes supplemental or amended disclosures which are not in compliance with (i) Section 7.1.4(a)(A) or Section 7.1.4(a)(B);

            (d) Buyer may terminate this Agreement by giving written notice to Seller if the Closing shall not have occurred on or before July 31, 1998 by reason of the failure of any condition precedent under Section 10.1 hereof (unless the failure results primarily from a breach by Buyer of any representation, warranty or covenant contained in this Agreement or any unreasonable delay, act or omission of Buyer);

            (e) Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred on or before July 31, 1998 by reason of the failure of any condition precedent under Section 10.2 hereof (unless the failure results primarily from a breach by Seller of any representation, warranty or covenant contained in this Agreement or any unreasonable delay, act or omission of Seller).

            (f) Seller may terminate this Agreement without obligation or liability to Buyer, other than pursuant to Section 13.6, if Parent or Seller shall determine, in its good faith judgment, that it or its respective Board of Directors is required to pursue an Acquisition Transaction in order to discharge its respective fiduciary duties under applicable law. Seller shall promptly furnish Buyer with notice of such determination.

            11.2 Effect of Termination. If either party terminates this Agreement pursuant to Section 11.1, all obligations of Seller and Buyer hereunder shall terminate without any liability of either to the other (except for any liability of either for breaches of this Agreement); provided that
Section 13.6 (to the extent applicable to termination pursuant to Sections 11.1(b), (c), (d) or (f)) and the confidentiality provisions of Section 13.3 shall survive such termination.

                                   ARTICLE XII

                                 NON-COMPETITION

            12. (a) For a period of five (5) years after the Closing Date, Seller and its Affiliates (excluding Transferred Employees) will not by himself or itself or through any other person, firm or corporation, directly solicit, raid, entice or induce any person who, to the best knowledge of Seller or such Affiliate, is at the time of such solicitation or was within twenty-four (24) months prior thereto, an employee or consultant of Seller to become employed in any capacity by such person, firm, or corporation, and neither Seller nor any Affiliate of Seller shall approach any such employee or consultant for such purpose or authorize or knowingly approve the taking of such actions by any other person;

            (b) For a period of ten (10) years after the Closing Date, Seller, Parent, and Parent's Chief Executive Officer, by ownership of securities or otherwise (other than as a shareholder of not more than five percent (5%) of any class of securities of any other corporation, which class of securities shall have been registered under Section 12 of the Securities Exchange Act of 1934, as amended), will not, directly or indirectly, engage in any business in North America consisting of the business conducted by Buyer on the date hereof and the Business conducted by Seller on the date hereof.

Seller acknowledges that a violation or threatened violation of any of the provisions of this Section 12 will result in Buyer sustaining irreparable harm, which result could not be fully redressed by the payment of damages to Buyer, and, therefore, in addition to any other remedies which Buyer may have under this Agreement or otherwise, Buyer shall be entitled to apply to any court of competent jurisdiction, at law or in equity, for an injunction without the posting of any bond or other security, enjoining or restraining Seller or any of its Affiliates from committing or continuing any such violation, and the Seller and any such Affiliate shall not object to any application or issuance of such injunction. If for any reason any court of competent jurisdiction shall find any of the provisions of this Section 12 unreasonable in duration or in geographic scope or otherwise, the prohibitions contained herein shall be restricted to such time and geographic areas as such court determines to be reasonable. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

                                  ARTICLE XIII

                              ADDITIONAL COVENANTS

            13.1 Bulk Sales Laws. Seller and Buyer agree to waive compliance in all respects with the requirements of the bulk sales or bulk transfer laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, damages, costs, expenses or liabilities which Buyer may incur or be subjected to or which may be asserted against Buyer resulting from the failure to comply in any respect with the requirements of applicable bulk sales or bulk transfer laws, but only arising out of Seller's failure to pay or perform the Excluded Liabilities. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims, losses, damages, costs, expenses or liabilities which Seller may incur or be subjected to or which may be asserted against Seller resulting from the failure to comply in any respect with the requirements of applicable bulk sales or bulk transfer laws, but only arising out of Buyer's failure to pay or perform the Assumed Liabilities.

            13.2 Certain Tax and Regulatory Matters.

            (a) Seller shall correctly prepare or cause to be correctly prepared and timely file or cause to be timely filed all tax returns that are required to be filed respecting the Business for all taxable periods ending on or before the Closing Date in respect of Income Taxes, and Buyer shall prepare or cause to be prepared and shall furnish to Seller for timely filing all tax returns in respect of all other Taxes that are required to be filed respecting the Business for all periods ending on or before the Closing Date.

            (b) Seller shall pay or cause to be paid and shall be liable for all Income Taxes due and payable, and shall be entitled to receive all refunds thereof, with respect to the Business for all periods ending on or before the Closing Date. Buyer shall pay and cause to be paid and shall be liable for all other Taxes due and payable, and shall be entitled to receive all refunds thereof, with respect to the Business for the period prior to and after the Closing Date, and Buyer shall pay and cause to be paid and shall be liable for all taxes in respect of income with respect to the Business for the period beginning with the Closing Date.

            (c) At Buyer's option, Buyer may elect treatment as a successor employer, as defined in Section 3121(a)(1) of the Internal Revenue Code of 1986, and if it makes this election, it shall comply with the alternative procedures set forth in Section 5 of Rev. Proc. 96-60, 1996-2 CB 399. Seller agrees to provide the required approval and assistance to enable Buyer to comply with this procedure were Buyer to make such election. Buyer shall notify Seller within thirty (30) days after the Closing Date as to whether it will make this election.

            (d) After the Closing Date and until the expiration of all relevant statutes of limitation (including extensions thereof), upon reasonable written notice, Seller and Buyer agree to furnish or cause to be furnished to the other and the other's representatives, employees, counsel and accountants, such access

(during normal business hours), information (including records pertinent to Seller in possession of either Seller or Buyer) and assistance relating to the Business and Seller as are reasonably necessary for financial reporting, regulatory compliance and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal business operations of the party giving such access and information.

            13.3 Confidentiality. Except as required by law, prior to and following the Closing, Seller shall not (and shall cause its Affiliates not to) disclose or use any information concerning the Business ("Business Information"), whether or not such information is confidential, except that Seller and any such Affiliate may include such information concerning the transactions contemplated hereby, and their effects upon Seller or any such Affiliates as may be required in Tax returns and regulatory and administrative filings required of Seller and Affiliates, or by law, or under legal compulsion, or in connection with the Litigation, and provide such notification as may be required concerning this Agreement and the transaction contemplated hereby to any insurance carrier or persons having contracts with, or doing business with, Seller. Except to the extent permitted by this Section 13.3, if Seller becomes legally compelled to disclose all or any part of the Business Information, whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or otherwise, Seller shall use its reasonable best efforts to notify Buyer in advance of such required disclosure so that Buyer may seek a protective order or other similar remedy. If such protective order or other similar remedy is not obtained, Seller shall use its reasonable best efforts to disclose only that portion of the Business Information that it is legally required to disclose, based upon advice of counsel, and shall use its reasonable best efforts to obtain confidential treatment of the Business Information disclosed.

            13.4 Fees and Expenses. Whether or not the transactions contemplated herein are consummated, each of parties hereto shall be solely liable for the fees and expenses incurred by such party's attorneys, accountants and other representatives in connection with the preparation of this Agreement, the documents deliverable hereunder, any investigation or examination authorized herein. Buyer shall be responsible to pay all Taxes imposed on the transfers contemplated by this Agreement; provided that, Seller shall reimburse Buyer, upon demand, for up to $60,000 of such Taxes paid by Buyer.

            13.5 Storage. Within sixty (60) days after the Closing Date, Seller shall remove from the Burgaw, North Carolina manufacturing facility of Seller all records of Seller pertaining to White Metal Rolling and Stamping Corp. as are stored thereat on the date hereof.

            13.6 Break-up Fee. Except as otherwise provided in this Agreement, if the transactions contemplated by this Agreement are not consummated and on or before May 31, 1999 an Acquisition Transaction occurs (or there is a binding agreement to consummate an Acquisition Transaction) for consideration in excess of the Purchase Price, Seller shall, upon receipt from Buyer of an invoice, become immediately liable to Buyer for and shall pay to Buyer $1,250,000 (the "Breakup Fee"). The Break-up Fee shall be paid to Buyer in immediately available funds as a condition to, and upon, the closing of such Acquisition Transaction or at any time thereafter upon Buyer's giving written notice to Seller that the Break-up Fee is due. Payment of the Break-up Fee shall be Buyer's sole and exclusive remedy in the event an Acquisition Transaction occurs. No Break-Up Fee shall be payable if (i) this Agreement is terminated pursuant to Article XI (other than pursuant to Sections 11.1(b), (c)(i), (d) or (f)) or (ii) Section
10.1.3 or (iii) the FTC or the Antitrust Division shall determine that the transaction contemplated by this Agreement may violate the antitrust laws.

            13.7 Disclosure and Schedules. Buyer and Seller acknowledge and agree that the Schedules annexed to this Agreement or otherwise delivered to Buyer (the "Disclosure Information") constitute exceptions, modifications, limitations or other qualifications to the representations, warranties, covenants and agreements of Seller contained in this Agreement or the other Acquisition Documents, to which the Schedules relate and are incorporated herein.

                                   ARTICLE XIV

                                  MISCELLANEOUS

            14.1 Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telegram, telex, facsimile or other standard form of telecommunication, or by registered or certified post-paid mail, return receipt requested, and addressed as follows, or to such other address as any party may notify the other in accordance with provision hereof:

To Buyer:                        BMCA Key Acquisition Corp.
                                 1361 Alps Road
                                 Wayne, NJ  07470
                                 Attention: President
with a copy to:




To Seller:                       Leslie-Locke, Inc.
                                 c/o Leslie Building Products, Inc.
                                 200 Mamaroneck Avenue
                                 White Plains, NY  10601
                                 Attention: President

with a copy to:                  Harvey F. Milman, Esq.
                                 Gilbert, Segall and Young LLP
                                 430 Park Avenue
                                 New York, NY  10022

            14.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party.

            14.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns, and the persons entitled to indemnification as provided in Article IX.

            14.4 Governing Law. This Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of law.

            14.5 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (a) the right to trial by jury;
(b) any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court; and (c) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Final judgement in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgement.

            14.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and there are no terms other than contained herein; this Agreement cannot be changed or terminated orally; no waiver of any breach of any provision of this Agreement shall be deemed a waiver of a breach of a similar or dissimilar provision at the same time or any prior or subsequent time or of the provision itself.

            14.7 Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

            14.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument.

            14.9 Headings. The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                       BMCA KEY ACQUISITION CORP.

                                       By:______________________________________

                                       Title:___________________________________



                                       LESLIE-LOCKE, INC.

                                       By:______________________________________

                                       Title: President

                  SCHEDULES TO REVISED ASSET PURCHASE AGREEMENT

--------------------------------------------------------------------------------

SCHEDULE 2.1(g) - NON-TRANSFERRABLE LEASES and NON-TRANSFERRABLE
                      GOVERNMENTAL PERMITS

SCHEDULE 2.1(o) - TRADEMARK AND TRADENAMES

SCHEDULE 2.2(b) - NOTES RECEIVABLE RETAINED BY SELLER

SCHEDULE 3.1 - ASSUMED LIABILITIES

SCHEDULE 3.2(h) - OBLIGATIONS TO AFFILIATES

SCHEDULE 3.2(i) - OTHER EXCLUDED LIABILITIES

SCHEDULE 4.3 - ALLOCATION OF PURCHASE PRICE

SCHEDULE 5.2(a) - STATES WHERE QUALIFIED and NAMES USED

SCHEDULE 5.2(b) - CERTIFICATE OF INCORPORATION and BY-LAWS

SCHEDULE 5.2(c) - SUBSIDIARIES

SCHEDULE 5.5 - CONSENTS

SCHEDULE 5.6 - FINANCIAL STATEMENTS

SCHEDULE 5.9 - MATERIAL CHANGES OR EVENTS

SCHEDULE 5.9(h) - MATERIAL CHANGES IN COMPENSATION

SCHEDULE 5.9(q) - LONG TERM ASSETS DISPOSED OF SINCE BALANCE SHEET
                      DATE

SCHEDULE 5.10(b)- AFFILIATED GROUP

SCHEDULE 5.10(f) - TAX LITIGATION

SCHEDULE 5.11 - LIENS

SCHEDULE 5.12(a) - OWNED REAL PROPERTY

SCHEDULE 5.12(b) - LEASES

SCHEDULE 5.13 - OFFSETS TO ACCOUNTS RECEIVABLE

SCHEDULE 5.14 - LOCATIONS OF INVENTORY

SCHEDULE 5.15 - MACHINERY and EQUIPMENT

SCHEDULE 5.16 - CONTRACTS

SCHEDULE 5.17 - LITIGATION

SCHEDULE 5.18 - MATERIAL NON-COMPLIANCE WITH LAWS

SCHEDULE 5.19 - LICENSES, PERMITS, and NON-TRANSFERRABLE APPROVALS,
                      REFUNDS and RESERVES

SCHEDULE 5.20(a) - SELLER'S 1997 and 1998 PAYROLL REGISTERS

SCHEDULE 5.20(b) - LABOR AGREEMENTS, GRIEVANCES

SCHEDULE 5.21(a) - EMPLOYEE BENEFIT PLANS and BENEFIT ARRANGEMENTS

SCHEDULE 5.21(b) - ERISA EVENTS

SCHEDULE 5.21(b)(iv) - CLAIMS REGARDING EMPLOYEE BENEFIT PLANS

SCHEDULE 5.21(b)(vi) - MULTI-EMPLOYER PLANS, and FUNDING DEFICIENCIES

SCHEDULE 5.21(b)(ix) - FUNDING DEFICIENCY

SCHEDULE 5.22 - ENVIRONMENTAL MATTERS

SCHEDULE 5.22(a) - REQUIRED ENVIRONMENTAL PERMITS NOT OBTAINED BY
                       SELLER

SCHEDULE 5.22(b) - RELEASES OF HAZARDOUS SUBSTANCES and NOTIFICATIONS
                       OF RELEASES

SCHEDULE 5.22(c) - NON-COMPLIANCE WITH ENVIRONMENTAL LAWS OR PERMITS
                       and LOCAL CODES and REGULATIONS

SCHEDULE 5.22(d) - ENVIRONMENTAL CONDITIONS, MISUSE OF HAZARDOUS
                       SUBSTANCES

SCHEDULE 5.22(f) - OSHA CLAIMS

SCHEDULE 5.23(a) - OWNED INTELLECTUAL PROPERTY

SCHEDULE 5.23(d) - ROYALTIES

SCHEDULE 5.23(f) - CONTRACTUAL RESTRICTIONS OR LEGAL LIMITATIONS
                       RELATING TO USE OF NAMES

SCHEDULE 5.24 - ALL INSURANCE POLICIES and POLICIES WHICH ARE NON-
                      OCCURRENCE

SCHEDULE 5.25 - CATEGORIES OF EXISTING PRODUCTS

SCHEDULE 5.26(a) - PRODUCT WARRANTIES and GUARANTEES

SCHEDULE 5.26(b) - PRODUCT WARRANTY CLAIMS

SCHEDULE 5.27 - CUSTOMERS and SUPPLIERS, ETC. OVER $50,000

SCHEDULE 5.27(b) - CHANGES OF CUSTOMERS and SUPPLIERS

SCHEDULE 5.28 - ALL AFFILIATED TRANSACTIONS

SCHEDULE 6.2 - BUYER'S CHARTER DOCUMENTS

SCHEDULE 6.3 - BUYER'S GOVERNMENTAL APPROVALS

SCHEDULE 7.1.1(d) - LONG TERM ASSETS BOUGHT OR SOLD DURING INTERIM
                          PERIOD

SCHEDULE 7.1.1(i) - COMPENSATION INCREASES

SCHEDULE 7.1.3 - INSURANCE TO BE KEPT IN EFFECT

SCHEDULE 8.1(h) - SEVERANCE AGREEMENT

SCHEDULE 9 - CURRENT and FORMER LOCATIONS

SCHEDULE 10.1.3 - CONSENTS NECESSARY FOR CLOSING

SCHEDULE 10.1.12 - PERSONS ENTERING INTO EMPLOYMENT AGREEMENTS

SCHEDULE 11 - REAL PROPERTY PERMITTED EXCEPTIONS